Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-253421

GS Finance Corp.

$558,000

Market Linked Securities — Autocallable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck Gold Miners ETF due May 30, 2025

guaranteed by

The Goldman Sachs Group, Inc.

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The securities do not provide for fixed coupons or repay a fixed amount of principal at maturity. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to maturity and, if they are not automatically called, the amount that you will be paid on your securities at maturity is based on the performances of the iShares® Silver Trust and the VanEck Gold Miners ETF, as described below.

The return on your securities is linked, in part, to the performance of the VanEck Gold Miners ETF, and not to that of the NYSE® Arca Gold Miners Index® (index) on which the VanEck Gold Miners ETF is based. The performance of the VanEck Gold Miners ETF may significantly diverge from that of its index.

•

Contingent Coupon. If on any observation date the closing price of each underlier is greater than or equal to 70% of its initial underlier price (the initial underlier price is $19.84 with respect to the iShares® Silver Trust and $31.73 with respect to the VanEck Gold Miners ETF), you will receive on the applicable coupon payment date a contingent coupon for each $1,000 face amount of your securities equal to $32.50 (3.25% quarterly, or the potential for up to 13% per annum). If the closing price of any of the underliers on any observation date is less than 70% of its initial underlier price, you will not receive a contingent coupon on the applicable coupon payment date. Observation dates are the 24th day of each February, May, August and November, commencing in August 2022 and ending in May 2025. Coupon payment dates are the third business day after the relevant observation date.

•

Automatic Call Feature. The securities will mature on the stated maturity date (May 30, 2025), unless automatically called on any observation date commencing in November 2022 to and including February 2025. Your securities will be automatically called if the closing price of each underlier on any such observation date is greater than or equal to its initial underlier price. If your securities are automatically called, you will receive a payment on the next coupon payment date equal to the face amount of your securities plus a contingent coupon (as described above).

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Potential Loss of Principal. The amount that you will be paid on your securities at maturity, if they have not been automatically called, in addition to the final contingent coupon, if any, is based on the performance of the underlier with the lowest underlier return. The underlier return for each underlier is the percentage increase or decrease in the closing price of such underlier on the determination date (the final observation date, May 27, 2025) from its initial underlier price.

At maturity, for each $1,000 face amount of your securities you will receive an amount in cash equal to:

•

if the underlier return of each underlier is greater than or equal to -30% (the final underlier price of each underlier is greater than or equal to 70% of its initial underlier price), $1,000 plus a contingent coupon calculated as described above; or

•

if the underlier return of any underlier is less than -30% (the final underlier price of any underlier is less than 70% of its initial underlier price), the sum of (i) $1,000 plus (ii) the product of (a) the lowest performing underlier return times (b) $1,000. You will receive less than 70% of the face amount of your securities and no contingent coupon.

If the securities are not automatically called prior to maturity and the underlier return of any underlier is less than -30%, you will have full downside exposure to the decrease in the price of the lowest performing underlier from its initial underlier price, and you will lose more than 30%, and possibly all, of the face amount of your securities.

The securities have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page S-20.

The information in this prospectus supplement supersedes any conflicting information in the documents listed below under “About Your Prospectus”. In addition, some of the terms or features described in the listed documents may not apply to your securities.

The estimated value of your securities at the time the terms of your securities are set on the pricing date is equal to approximately $948 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your securities, if it makes a market in the securities, see the following page.

Issue date:	June 3, 2022	Original issue price:	100% of the face amount
Underwriting discount:	2.125% of the face amount[1,2]	Net proceeds to the issuer:	97.875% of the face amount[1]

1 See “Supplemental Plan of Distribution” on page S-19.

2 In addition to the 2.125%, GS&Co. may pay to selected securities dealers a fee of up to 0.10% of the face amount in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Prospectus Supplement No. 6,289 dated May 31, 2022.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $948 per $1,000 face amount, which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $47 per $1,000 face amount).

Prior to November 30, 2022, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through November 29, 2022). On and after November 30, 2022, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

About Your Prospectus

The securities are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this prospectus supplement and the accompanying documents listed below. This prospectus supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your securities and therefore should be read in conjunction with such documents:

●Market linked securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying product summary supplement dated November 29, 2021 (the “product summary supplement”)

●Prospectus supplement dated March 22, 2021

●Prospectus dated March 22, 2021

The information in this prospectus supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

We refer to the securities we are offering by this prospectus supplement as the “offered securities” or the “securities”. Each of the offered securities has the terms described below. Please note that in this prospectus supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

Please note that, for purposes of this prospectus supplement, references in the accompanying product summary supplement to “Market Linked Securities”, “market measure”, “starting level”, “ending level”, “threshold level”, “payment at maturity”, “call date” and “original offering price” shall be deemed to refer to “securities”, “underlier”, “initial underlier price”, “final underlier price”, “threshold price”, “cash settlement amount”, “call observation date” and “original issue price”, respectively.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021.

TERMS AND CONDITIONS

CUSIP / ISIN: 40057LWT4 / US40057LWT42

Company (Issuer): GS Finance Corp.

Guarantor: The Goldman Sachs Group, Inc.

Underliers (each individually, an underlier): the iShares® Silver Trust (current Bloomberg symbol: “SLV UP Equity”), or any successor underlier, and the VanEck Gold Miners ETF (current Bloomberg symbol: “GDX UP Equity”), or any successor underlier, as each may be modified, replaced or adjusted from time to time as provided herein

Underlying index: with respect to the VanEck Gold Miners ETF, the NYSE® Arca Gold Miners Index®

Face amount: $558,000 in the aggregate on the issue date

Authorized denominations: $1,000 or any integral multiple of $1,000 in excess thereof

Principal amount: Subject to redemption by the company as provided under “— Company’s redemption right (automatic call feature)” below, on the stated maturity date, in addition to the final contingent coupon, if any, the company will pay, for each $1,000 of the outstanding face amount, an amount, if any, in cash equal to the cash settlement amount.

Contingent coupon: subject to the company’s redemption right, on each coupon payment date, for each $1,000 of the outstanding face amount, the company will pay an amount in cash equal to:

●

if the closing price of each underlier on the related coupon observation date is greater than or equal to its coupon threshold price, $32.50 (3.25% quarterly, or the potential for up to 13% per annum); or

●	if the closing price of any underlier on the related coupon observation date is less than its coupon threshold price, $0

The coupon paid (if any) on any coupon payment date will be paid to the person in whose name this security is registered as of the close of business on the regular record date for such coupon payment date. If the contingent coupon is due at maturity but on a day that is not a coupon payment date, the contingent coupon will be paid to the person entitled to receive the principal of this security.

Company’s redemption right (automatic call feature): if a redemption event occurs, then the outstanding face amount will be automatically redeemed in whole and the company will pay, in addition to the contingent coupon then due, an amount in cash on the following call payment date, for each $1,000 of the outstanding face amount, equal to $1,000.

Redemption event: a redemption event will occur if, as measured on any call observation date, the closing price of each underlier is greater than or equal to its initial underlier price

Cash settlement amount:

●	if the final underlier price of each underlier is greater than or equal to its downside threshold price, $1,000; or
●	if the final underlier price of any underlier is less than its downside threshold price, the sum of (i) $1,000 plus (ii) the product of (a) the lowest performing underlier return times (b) $1,000

Initial underlier price: $19.84 with respect to the iShares® Silver Trust and $31.73 with respect to the VanEck Gold Miners ETF

Final underlier price: with respect to an underlier, the closing price of such underlier on the determination date, subject to adjustment as provided in “— Consequences of a market disruption event or non-trading day”, “— Discontinuance or modification of an underlier”, and “— Anti-dilution adjustments” below

Underlier return: with respect to an underlier, the quotient of (i) its final underlier price minus its initial underlier price divided by (ii) its initial underlier price, expressed as a percentage

Lowest performing underlier return: the underlier return of the lowest performing underlier

Lowest performing underlier: the underlier with the lowest underlier return

Downside threshold price: for each underlier, 70% of its initial underlier price

Coupon threshold price: for each underlier, 70% of its initial underlier price

Pricing date: May 31, 2022

Issue date: June 3, 2022

Determination date: the last coupon observation date, May 27, 2025, subject to adjustment as described under “— Coupon observation dates” below.

Stated maturity date: May 30, 2025, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day. The stated maturity date will also be postponed if the determination date is postponed as described under “— Determination date” above. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.

Call observation dates: each coupon observation date commencing in November 2022 and ending in February 2025, subject to adjustment as described under “— Coupon observation dates” below

Call payment dates: the third business day after each call observation date, subject to adjustment as provided under “— Call observation dates” above

Coupon observation dates: the 24th day of each February, May, August and November, commencing in August 2022 and ending in May 2025, unless the calculation agent determines that, with respect to any underlier, a market disruption event occurs or is continuing on that day or that day is not otherwise a trading day.

In the event an originally scheduled coupon observation date is a non-trading day with respect to any underlier, the coupon observation date will be the first day thereafter that is a trading day for all underliers (the “first qualified trading day”) provided that no market disruption event occurs or is continuing with respect to an underlier on that day. If a market disruption event with respect to an underlier occurs or is continuing on the originally scheduled coupon observation date or the first qualified trading day, the coupon observation date will be the first following trading day on which the calculation agent determines that each underlier has had at least one trading day (from and including the originally scheduled coupon observation date or the first qualified trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing price of each underlier for that coupon observation date will be determined on or prior to the postponed coupon observation date as set forth under “— Consequences of a market disruption event or a non-trading day” below. (In such case, the coupon observation date may differ from the date on which the price of an underlier is determined for the purpose of the calculations to be performed on the coupon observation date.) In no event, however, will the coupon observation date be postponed by more than eight trading days for all underliers (based on the originally scheduled coupon observation date) either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. On such last possible coupon observation date, if a market disruption event occurs or is continuing with respect to an underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such underlier, that day will nevertheless be the coupon observation date and, in the case of the last coupon observation date, the determination date.

Coupon payment dates: the third business day after each coupon observation date (except that the final coupon payment date will be the stated maturity date), subject to adjustment as described under “— Coupon observation dates” above

Closing price: on any trading day, with respect to an underlier, the closing sale price or last reported sale price, regular way, for such underlier, on a per-share or other unit basis:

●	on the principal national securities exchange on which such underlier is listed for trading on that day, or
●

if such underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of such underlier times (b) the adjustment factor applicable to such underlier on such trading day.

The adjustment factor with respect to an underlier is 1.0, subject to adjustment as described under “— Anti-dilution adjustments” below.

Trading day: with respect to an underlier, a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such underlier or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

Relevant stock exchange: with respect to an underlier, the primary exchange or quotation system on which shares (or other applicable securities) of such underlier are traded, as determined by the calculation agent

Related futures or options exchange: with respect to an underlier, an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such underlier

Successor underlier: with respect to an underlier, any substitute underlier approved by the calculation agent as a successor underlier as provided under “— Discontinuance or modification of an underlier” below

Underlier investment advisor: with respect to an underlier, at any time, the person or entity, including any successor investment advisor or trustee, as applicable, that serves as an investment advisor or trustee to such underlier as then in effect

Underlying index sponsor: with respect to the VanEck Gold Miners ETF, the person or entity, including any successor sponsor, that determines and publishes the underlying index as then in effect. The securities are not sponsored, endorsed, sold or promoted by the underlying index sponsor or any of its affiliates and the underlying index sponsor and its affiliates make no representation regarding the advisability of investing in the securities.

Underlier stocks: with respect to the VanEck Gold Miners ETF, at any time, the stocks that comprise such underlier as then in effect, after giving effect to any additions, deletions or substitutions

Market disruption event: With respect to any given trading day, any of the following will be a market disruption event with respect to an underlier:

(A)

the occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such underlier on the relevant stock exchange at any time during the one-hour period that ends at the close of trading (as defined below) on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise,

(B)

the occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such underlier on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise,

(C)

the occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such underlier on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day,

(D)

the occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such underlier on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

the closure of the relevant stock exchange or any related futures or options exchange with respect to such underlier prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange or related  futures or options exchange, as applicable, and (ii) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day, or

(F)	the relevant stock exchange or any related futures or options exchange with respect to such underlier fails to open for trading during its regular trading session,

and, in the case of any of these events, the calculation agent determines in good faith and in its sole discretion that the event could materially interfere with the ability of the company or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to this security.

For purposes of determining whether a market disruption event has occurred with respect to an underlier:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange for such underlier; and
(2)

the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such underlier means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

A market disruption event with respect to one underlier will not, by itself, constitute a market disruption event for any remaining unaffected underlier.

Consequences of a market disruption event or a non-trading day: With respect to any underlier, if a market disruption event occurs or is continuing on a day that would otherwise be a coupon observation date (including the determination date in the case of the last coupon observation date), or such day is not a trading day, then such coupon observation date will be postponed as described under “—Coupon observation dates” above.

If any coupon observation date (including the determination date in the case of the last coupon observation date) is postponed due to a market disruption event with respect to any underlier, the closing price of each underlier with respect to such coupon observation date will be calculated based on (i) for any underlier that is not affected by a market disruption event on the applicable originally scheduled coupon observation date or the first qualified trading day thereafter (if applicable), the closing price of such underlier on that date, (ii) for any underlier that is affected by a market disruption event on the applicable originally scheduled coupon observation date or the first qualified trading day thereafter (if applicable), the closing price of such underlier on the first following trading day on which no market disruption event exists for such underlier or (iii) for any underlier as to which a market disruption event continues through the last possible postponed coupon observation date, the calculation agent’s determination (as described in the immediately following paragraph) of the closing price of such underlier on such last possible postponed coupon observation date. As a result, the closing price of the underliers could be determined on different calendar dates.

If any coupon observation date (including the determination date in the case of the last coupon observation date) is postponed to the last possible date due to the occurrence of serial non-trading days or market disruption events, the calculation agent will determine the closing price of each underlier in the case of serial non-trading days or any underlier as to which a market disruption event continues through the last possible postponed coupon observation date, in its sole discretion. As used herein, “closing price” means, with respect to any underlier stock included in such underlier on any date, the relevant stock exchange traded or quoted price of such underlier stock as of the scheduled closing time of the relevant stock exchange for such underlier stock or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange. For the avoidance of doubt, once the closing price of an underlier is determined for a coupon observation date (or the determination date in the case of the last coupon observation date), the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Discontinuance or modification of an underlier: (i) If, with respect to the iShares® Silver Trust, such underlier is delisted from the exchange on which such underlier has its primary listing and its underlier investment advisor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to such underlier and approves as a successor underlier, or if the calculation agent designates a substitute underlier, then the calculation agent will determine the contingent coupon payable, if any, on the relevant coupon payment date, the amount payable on the call payment date or the amount in cash on the stated maturity date, as applicable, by reference to such successor underlier.

If the calculation agent determines on a coupon observation date or the determination date, as applicable, that such underlier is delisted or withdrawn from the exchange on which such underlier has its primary listing and there is no successor underlier (a “liquidation event”), the calculation agent will determine the closing price of such underlier used to determine the contingent coupon payment on the coupon payment date or the payment at stated maturity on the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlier, provided that if the calculation agent determines that it is not practicable to replicate such underlier, then the calculation agent will calculate the closing price for such underlier in good faith and in a commercially reasonable manner.

If the calculation agent determines that such underlier or the method of calculating such underlier is changed at any time in any respect —– including any split or reverse split of such underlier, a material change in the investment objective and any addition, deletion or substitution and any reweighting or rebalancing of such underlier and whether the change is made by the underlier investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in such underlier or the method of its calculation as it believes are appropriate to ensure that the price of such underlier used to determine the contingent coupon payment on the coupon payment date or the payment at stated maturity on the stated maturity date is equitable.

(ii) If, with respect to the VanEck Gold Miners ETF, such underlier is delisted from the exchange on which such underlier has its primary listing and its underlier investment advisor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to such underlier and approves as a successor underlier, or if the calculation agent designates a substitute underlier, then the calculation agent will determine the contingent coupon payable, if any, on the relevant coupon payment date, the amount payable on the call payment date or the amount in cash on the stated maturity date, as applicable, by reference to such successor underlier.

If the calculation agent determines on a coupon observation date or the determination date, as applicable, that such underlier is delisted or withdrawn from the exchange on which such underlier has its primary listing and there is no successor underlier (a “liquidation event”), the calculation agent will determine the closing price of such underlier used to determine the contingent coupon payment on the coupon payment date or the payment at stated maturity on the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlier, provided that if the calculation agent determines that it is not practicable to replicate such underlier (including, but not limited to, the instance in which the underlying index sponsor of the underlying index for such underlier discontinues publication of that underlying index), then the calculation agent will calculate the closing price for such underlier by reference to only those securities that were held by such underlier immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If the calculation agent determines that such underlier, the underlier stocks comprising such underlier or the method of calculating such underlier is changed at any time in any respect —– including any split or reverse split of such underlier, a material change in the investment objective and any addition, deletion or substitution and any reweighting or rebalancing of such underlier or the underlier stocks included in such underlier and whether the change is made by the underlier investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of such underlier stocks or their issuers  or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in such underlier or the method of its calculation as it believes are appropriate to ensure that the price of such underlier used to determine the contingent coupon payment on the coupon payment date or the payment at stated maturity on the stated maturity date is equitable.

(iii) All determinations and adjustments to be made by the calculation agent may be made by the calculation agent with respect to an underlier in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Anti-dilution adjustments:  With respect to an underlier, the calculation agent will adjust the adjustment factor with respect to such underlier as described under “— Closing price” above if any of the events specified below occurs with respect to such underlier and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the coupon observation date or determination date, as applicable.

The adjustments specified below do not cover all events that could affect such underlier, and there may be other events that could affect such underlier for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of this security upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, such underlier, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of this security. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified herein or would not preserve the relative investment risks of this security. All determinations made by the calculation agent in making any adjustments to the terms of this security, including adjustments that are in addition to, or that differ from, those described herein, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of this security, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on such underlier.

For any event described below, the calculation agent will not be required to adjust the applicable adjustment factor unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. An adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of securities which a holder of one share (or other applicable security) of such underlier before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which this security is linked has been made by such underlier ratably to all holders of record of such shares (or other applicable security), then the adjustment factor will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor and the number of shares (or other applicable security) of such underlier which a holder of one share (or other applicable security) of such underlier before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such underlier paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the adjustment factor will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor and a fraction, the numerator of which is the closing price per share (or other applicable security) of such underlier on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such underlier on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and
(2)

“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of such underlier will equal the amount per share (or other applicable security) of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of such underlier described below under the section entitled “— Reorganization Events” that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If such underlier declares or makes a distribution to all holders of the shares (or other applicable security) of such underlier of any non-cash assets, excluding dividends or distributions described under “— Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of this security that results solely from the applicable event.

(E)	Reorganization Events

If such underlier is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such underlier is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor or the method of determining the amount payable at stated maturity or any other terms of this security as the calculation agent determines appropriate to account for the economic effect on this security of such event, and determine the effective date of that adjustment.

Regular record dates: the scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)

Business day: each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation agent: Goldman Sachs & Co. LLC (“GS&Co.”)

Default amount: If an event of default occurs and the maturity of this security is accelerated, the company will pay the default amount in respect of the principal of this security at the maturity, instead of the amount payable on the stated maturity date as described earlier. The default amount for this security on any day (except as provided in the last sentence under “Default quotation period” below) will be an amount, in U.S. dollars, for the face amount of this security, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of the company’s payment and other obligations with respect to this security as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to this security. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of this security in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for this security, which is described below, the holder of this security and/or the company may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default quotation period: The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of this security.

Qualified financial institutions: For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or
•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Tax characterization: The holder, on behalf of itself and any other person having a beneficial interest in this security, hereby agrees with the company (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize this security for all U.S. federal income tax purposes as an income-bearing pre-paid derivative contract in respect of the underliers.

Overdue principal rate and overdue coupon rate: the effective Federal Funds rate

Defeasance: not applicable

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of your securities is accelerated, the company will pay the default amount in respect of the principal of your securities at the maturity, instead of the amount payable on the stated maturity date as described earlier. We describe the default amount under “Terms and Conditions” above.

For the purpose of determining whether the holders of our Series F medium-term notes, which include your securities, are entitled to take any action under the indenture, we will treat the outstanding face amount of your securities as the outstanding principal amount of that security. Although the terms of the offered securities differ from those of the other Series F medium-term notes, holders of specified percentages in principal amount of all Series F medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series F medium-term notes, including your securities, except with respect to certain Series F medium-term notes if the terms of such securities specify that the holders of specified percentages in principal amount of all of such securities must also consent to such action. This action may involve changing some of the terms that apply to the Series F medium-term notes or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the securities that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification of the Debt Indentures and Waiver of Covenants”.

DETERMINING PAYMENT ON A COUPON PAYMENT DATE

If the securities have not been previously automatically called, on each coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing price of each underlier on the related coupon observation date, as follows:

DETERMINING PAYMENT AT MATURITY

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the cash settlement amount) calculated as follows:

HYPOTHETICAL EXAMPLES

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate (i) the impact that various hypothetical closing prices of the underliers on a coupon observation date could have on the contingent coupon payable, if any, on the related coupon payment date and (ii) the impact that various hypothetical closing prices of the lowest performing underlier on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of underlier prices that are entirely hypothetical; no one can predict what the closing price of any underlier will be on any day throughout the life of your securities, what the closing price of any underlier will be on any coupon observation date or call observation date, as the case may be, and what the final underlier price of the lowest performing underlier will be on the determination date. The underliers have been highly volatile in the past — meaning that the underlier prices have changed substantially in relatively short periods — and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the issue date at the face amount and held to a call payment date or the stated maturity date, as the case may be. If you sell your securities in a secondary market prior to a call payment date or the stated maturity date, as the case may be, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below, such as interest rates, the volatility of the underliers, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your securities. For more information on the estimated value of your securities, see “Additional Risk Factors Specific to Your Securities — The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities” on page S-20 of this prospectus supplement. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Face amount	$1,000
Contingent coupon	$32.50 (3.25% quarterly, or the potential for up to 13% per annum)
Coupon threshold price	with respect to each underlier, 70% of its initial underlier price
Downside threshold price	with respect to each underlier, 70% of its initial underlier price

The securities are not automatically called, unless otherwise indicated below

Neither a market disruption event nor a non-trading day occurs on any originally scheduled coupon observation date or call observation date or the originally scheduled determination date

No change in or affecting any underlier, any underlier stock, any policy of the applicable underlier investment advisor or any method by which the applicable underlying index sponsor calculates its underlying index

Securities purchased on the issue date at the face amount and held to a call payment date or the stated maturity date

For these reasons, the actual performance of the underliers over the life of your securities, the actual underlier prices on any call observation date or coupon observation date, as well as the contingent coupon payable, if any, on each coupon payment date may bear little relation to the hypothetical examples shown below or to the historical underlier prices shown elsewhere in this prospectus supplement. For information about the underlier prices during recent periods, see “The Underliers — Historical Closing Prices of the Underliers” below. Before investing in the securities, you should consult publicly available information to determine the underlier prices between the date of this prospectus supplement and the date of your purchase of the securities.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlier stocks.

Hypothetical Contingent Coupon Payments

The examples below show hypothetical performances of each underlier as well as the hypothetical contingent coupons, if any, that we would pay on each coupon payment date with respect to each $1,000 face amount of the securities if the hypothetical closing price of each underlier on the applicable coupon observation date was the percentage of its initial underlier price shown.

Scenario 1

Hypothetical Coupon Observation Date	Hypothetical Closing Price of the iShares® Silver Trust (as Percentage of Initial Underlier Price)	Hypothetical Closing Price of the VanEck Gold Miners ETF (as Percentage of Initial Underlier Price)	Hypothetical Contingent Coupon
First	50%	120%	$0
Second	65%	90%	$0
Third	80%	85%	$32.50
Fourth	90%	50%	$0
Fifth	85%	55%	$0
Sixth	55%	80%	$0
Seventh	85%	60%	$0
Eighth	80%	45%	$0
Ninth	60%	80%	$0
Tenth	95%	55%	$0
Eleventh	90%	50%	$0
Twelfth	65%	90%	$0
		Total Hypothetical Coupons	$32.50

In Scenario 1, the hypothetical closing price of each underlier increases and decreases by varying amounts on each hypothetical coupon observation date. Because the hypothetical closing price of each underlier on the third hypothetical coupon observation date is greater than or equal to its coupon threshold price, the total of the hypothetical contingent coupons in Scenario 1 is $32.50. Because the hypothetical closing price of at least one underlier on all other hypothetical coupon observation dates is less than its coupon threshold price, no further contingent coupons will be paid, including at maturity.

Scenario 2

Hypothetical Coupon Observation Date	Hypothetical Closing Price of the iShares® Silver Trust (as Percentage of Initial Underlier Price)	Hypothetical Closing Price of the VanEck Gold Miners ETF (as Percentage of Initial Underlier Price)	Hypothetical Contingent Coupon
First	110%	60%	$0
Second	80%	60%	$0
Third	60%	75%	$0
Fourth	85%	65%	$0
Fifth	55%	80%	$0
Sixth	85%	60%	$0
Seventh	80%	55%	$0
Eighth	60%	80%	$0
Ninth	95%	65%	$0
Tenth	90%	50%	$0
Eleventh	65%	90%	$0
Twelfth	60%	85%	$0
		Total Hypothetical Coupons	$0

In Scenario 2, the hypothetical closing price of each underlier increases and decreases by varying amounts on each hypothetical coupon observation date. Because in each case the hypothetical closing price of at least one underlier on the related coupon observation date is less than its coupon threshold price, you will not receive a contingent coupon payment on the applicable hypothetical coupon payment date. Since the hypothetical closing price of at least one underlier on every hypothetical coupon observation date is less than its coupon threshold price, the overall return you earn on your securities will be less than zero. This is the case even though, on some of the coupon observation dates, the closing prices of the other underliers are above their respective coupon threshold prices. Therefore, the total of the hypothetical coupons in Scenario 2 is $0.

Scenario 3

Hypothetical Coupon Observation Date	Hypothetical Closing Price of the iShares® Silver Trust (as Percentage of Initial Underlier Price)	Hypothetical Closing Price of the VanEck Gold Miners ETF (as Percentage of Initial Underlier Price)	Hypothetical Contingent Coupon
First	60%	40%	$0
Second	110%	125%	$32.50
		Total Hypothetical Coupons	$32.50

In Scenario 3, the hypothetical closing price of each underlier is less than its coupon threshold price on the first hypothetical coupon observation date, but increases to a price that is greater than its initial underlier price on the second hypothetical coupon observation date. Because the hypothetical closing price of each underlier is greater than or equal to its initial underlier price on the second hypothetical coupon observation date (which is also the first hypothetical call observation date), your securities will be automatically called. Therefore, on the corresponding hypothetical call payment date, in addition to the hypothetical contingent coupon of $32.50, you will receive an amount in cash equal to $1,000 for each $1,000 face amount of your securities.

Hypothetical Payment at Maturity

If the securities are not automatically called on any call observation date (i.e., on each call observation date the closing price of any underlier is less than its initial underlier price), the cash settlement amount we would deliver for each $1,000 face amount of your securities on the stated maturity date will depend on the performance of the lowest performing underlier on the determination date, as shown in the table below. The table below assumes that the securities have not been automatically called on a call observation date, does not include the final contingent coupon, if any, and reflects hypothetical cash settlement amounts that you could receive on the stated maturity date. If the final underlier price of the lowest performing underlier (as a percentage of the initial underlier price) is less than its coupon threshold price, you will not be paid a final coupon at maturity.

The levels in the left column of the table below represent hypothetical final underlier prices of the lowest performing underlier and are expressed as percentages of the initial underlier price of the lowest performing underlier. The amounts in the middle and right columns represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final underlier price of the lowest performing underlier, and are expressed as percentages of the face amount of a security (rounded to the nearest one-thousandth of a percent) and in U.S. dollars (rounded to the nearest one-hundredth), respectively. Thus, a hypothetical cash settlement amount of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered securities on the stated maturity date would equal 100.000% of the face amount of a security, based on the corresponding hypothetical final underlier price of the lowest performing underlier and the assumptions noted above.

The Securities Have Not Been Automatically Called

Hypothetical Final Underlier Price of the Lowest Performing Underlier (as Percentage of Initial Underlier Price)	Hypothetical Cash Settlement Amount (as Percentage of Face Amount)	Hypothetical Cash Settlement Amount ($)
200.000%	100.000%*	$1,000.00*
175.000%	100.000%*	$1,000.00*
150.000%	100.000%*	$1,000.00*
125.000%	100.000%*	$1,000.00*
100.000%	100.000%*	$1,000.00*
99.999%	100.000%*	$1,000.00*
85.000%	100.000%*	$1,000.00*
70.000%	100.000%*	$1,000.00*
69.999%	69.999%	$699.99
50.000%	50.000%	$500.00
40.000%	40.000%	$400.00
25.000%	25.000%	$250.00
0.000%	0.000%	$0.00

*Does not include the final contingent coupon

If, for example, the securities have not been automatically called on a call observation date and the final underlier price of the lowest performing underlier were determined to be 25.000% of its initial underlier price, the cash settlement amount that we would deliver on your securities at maturity would be 25.000% of the face amount of your securities (or $250.00), as shown in the table above. As a result, if you purchased your securities on the issue date at the face amount and held them to the stated maturity date, you would lose 75.000% of your investment (or $750.00). If the final underlier price of the lowest performing underlier were determined to be 0.000% of its initial underlier price, you would lose your entire investment in the securities (or $1,000.00). In addition, if the final underlier price of the lowest performing underlier were determined to be 200.000% of its initial underlier price, the cash settlement amount that we would deliver on your securities at maturity would be limited to 100.000% of each $1,000 face amount of your securities (or $1,000.00), as shown in the table above. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final underlier price of the lowest performing underlier over its initial underlier price.

The following chart shows a graphical illustration of the hypothetical cash settlement amounts (excluding the final contingent coupon payment, if any) that we would pay on your securities on the stated maturity date, if the final underlier price of the lowest performing underlier were any of the hypothetical levels shown on the horizontal axis and assuming the securities have not been automatically called prior to the stated maturity date. The hypothetical cash settlement amounts in the chart are expressed as percentages of the face amount of your securities and the hypothetical final underlier prices of the lowest performing underlier are expressed as percentages of its initial underlier price. The chart shows that any hypothetical final underlier price of the lowest performing underlier of less than 70.000% (the section left of the 70.000% marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100.000% of the face amount of your securities (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the securities.

Note Performance
Underlier Performance
Hypothetical Cash Settlement Amount as % of Face Amount
200
175
150
125
100
75
50
25
0
100%
70%
0
50
100
150
200
Hypothetical Final Underlier Level of the Lesser Performing Underlier as % of Initial Underlier Level

Set forth below are three examples of cash settlement amount calculations based on the specified initial underlier prices and final underlier prices and the assumptions noted above. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The final underlier price of each underlier is greater than its initial underlier price, the cash settlement amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	iShares® Silver Trust	VanEck Gold Miners ETF
Hypothetical initial underlier price:	100.00	100.00
Hypothetical final underlier price:	145.00	125.00
Hypothetical coupon threshold price:	70.00	70.00
Hypothetical downside threshold price:	70.00	70.00

Since the hypothetical final underlier price of each underlier on the determination date is greater than its hypothetical downside threshold price, the cash settlement amount would equal the face amount.  Although the hypothetical final underlier price of each underlier on the determination date is significantly greater than its hypothetical initial underlier price in this scenario, the cash settlement amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 2. The final underlier price of at least one underlier is less than its initial underlier price but the final underlier price of each underlier is greater than its downside threshold price, the cash settlement amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	iShares® Silver Trust	VanEck Gold Miners ETF
Hypothetical initial underlier price:	100.00	100.00
Hypothetical final underlier price:	80.00	110.00
Hypothetical coupon threshold price:	70.00	70.00
Hypothetical downside threshold price:	70.00	70.00

Even though the hypothetical final underlier price of at least one underlier is less than its initial underlier price, since the hypothetical final underlier price of each underlier is greater than its downside threshold price, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 3. The final underlier price of at least one underlier is less than its downside threshold price, the cash settlement amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment:

	iShares® Silver Trust	VanEck Gold Miners ETF
Hypothetical initial underlier price:	100.00	100.00
Hypothetical final underlier price:	120.00	45.00
Hypothetical coupon threshold price:	70.00	70.00
Hypothetical downside threshold price:	70.00	70.00
Hypothetical underlier return (final underlier price – initial underlier price) / initial underlier price:	20.00%	-55.00%

Step 1: Determine which underlier is the lowest performing underlier.

In this example, the VanEck Gold Miners ETF has the lowest underlier return and is, therefore, the lowest performing underlier.

Step 2: Determine the cash settlement amount based on the lowest performing underlier return.

You would lose a portion of the face amount of your securities and receive a cash settlement amount per security, calculated as follows:

= $1,000 + ($1,000 × -55.00%)

= $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security, but no final contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of any underlier, but will be fully exposed to a decrease in the lowest performing underlier if the final underlier price of any underlier is less than its downside threshold price, even if the final underlier prices of the other underliers have appreciated or have not declined below their respective downside threshold price.

The cash settlement amounts shown above are entirely hypothetical; they are based on market prices for the underlier stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your securities on the stated maturity date or at any other time, including any time you may wish to sell your securities, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered securities. Please read “Additional Risk Factors Specific to Your Securities — The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” on page S-14.

Payments on the securities are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the securities are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the securities or the U.S. federal income tax treatment of the securities, as described elsewhere in this prospectus supplement.

We cannot predict the actual closing prices of the underliers on any day, the final underlier prices of the underliers or what the market value of your securities will be on any particular trading day, nor can we predict the relationship between the closing prices of the underliers and the market value of your securities at any time prior to the stated maturity date. The actual contingent coupon, if any, that a holder of the securities will receive on each coupon payment date, the actual amount that you will receive at maturity, if any, and the rate of return on the offered securities will depend on whether or not the securities are automatically called and on the actual closing prices of the underliers on the coupon observation dates and the actual final underlier prices determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the contingent coupon to be paid in respect of your securities, if any, and the cash amount to be paid in respect of your securities on the stated maturity date, if any, may be very different from the information reflected in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR SECURITIES

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus and in the accompanying prospectus supplement. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus and the accompanying prospectus supplement. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlier stocks, i.e., with respect to the VanEck Gold Miners ETF to which your securities are linked, the stocks comprising such underlier. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the securities. See “— Your Securities May Not Have an Active Trading Market” below.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the contingent coupons (if any) and return on the securities will be based on the performance of each underlier, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Assuming your securities are not automatically called, the cash settlement amount on your securities, if any, on the stated maturity date will be based on the performance of the lowest performing of the underliers as measured from their initial underlier prices to their closing prices on the determination date. If the final underlier price of any underlier is less than its downside threshold price, you will have full downside exposure to the decrease in the price of the lowest performing underlier from its initial underlier price, and you will have a loss for each $1,000 of the face amount of your securities equal to the product of the lowest performing underlier return times $1,000. If the final underlier price of any underlier is less than its downside threshold price, you will lose more than 30%, and possibly all, of the face amount of the securities.

Also, the market price of your securities prior to a call payment date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

You May Not Receive a Contingent Coupon on Any Coupon Payment Date

If the closing price of any underlier on the related coupon observation date is less than its coupon threshold price, you will not receive a coupon payment on the applicable coupon payment date. If this occurs on every coupon observation date, the overall return you earn on your securities will be less than zero and such return will be less than you would have earned by investing in a security that bears interest at the prevailing market rate.

You will only receive a contingent coupon on a coupon payment date if the closing price of each underlier on the related coupon observation date is greater than or equal to its coupon threshold price. You should be aware that, with respect to any prior coupon observation dates that did not result in the payment of a contingent coupon, you will not be compensated for any opportunity cost implied by inflation and other factors relating to the time value of money. Further, there is no guarantee that you will receive any contingent coupon payment with respect to the securities at any time and you may lose your entire investment in the securities.

Because the Securities Are Linked to the Performance of the Lowest Performing Underlier, You Have a Greater Risk of Receiving No Quarterly Contingent Coupons and Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlier

The risk that you will not receive any quarterly contingent coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier. With multiple underliers, it is more likely that at least one underlier will close below its coupon threshold price on any coupon observation date, or below its downside threshold price on the determination date, than if the securities were linked to only one underlier. Therefore, it is more likely that you will not receive any quarterly contingent coupons and that you will suffer a significant loss on your investment.

Movements in the values of the underliers may be correlated or uncorrelated at different times during the term of the securities and, if there is correlation, such correlation may be positive (the underliers move in the same direction) or negative (the underliers move in reverse directions). You should not take the historical correlation (or lack thereof) of the underliers as an indication of the future correlation, if any, of the underliers. Such correlation could have an adverse effect on your return on the securities. For example, if the underliers are negatively correlated on a coupon observation date or the determination date, as applicable, and the price of one underlier increases, it is likely that the other underlier will decrease and such decrease could cause one or both of the underliers to close below its coupon threshold on a coupon observation date or below its downside threshold price on the determination date. In addition, although the correlation of the underliers’ performance may change over the term of the securities, the contingent coupon is determined, in part, based on the correlation of the underliers' performance at the time when the terms of the securities are finalized. As discussed below in “A Higher Contingent Coupon, a Lower Coupon Threshold Price and/or a Lower Downside Threshold price May Reflect Greater Expected Volatility of the Underliers, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underliers and, Potentially, a Significant Loss at Maturity”, higher contingent coupons indicate a greater potential for missed contingent coupons and for a loss on your investment at maturity, which are risks generally associated with underliers that have lower correlation. In addition, other factors and inputs other than correlation may impact how the terms of the securities are set and the performance of the securities.

A Higher Contingent Coupon, a Lower Coupon Threshold Price and/or a Lower Downside Threshold Price May Reflect Greater Expected Volatility of the Underliers, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underliers and, Potentially, a Significant Loss at Maturity

The economic terms for the securities, including the contingent coupon, the coupon threshold price and the downside threshold price, are based, in part, on the expected volatility of each underlier at the time the terms of the securities are set. “Volatility” refers to the frequency and magnitude of changes in the prices of the underliers.

Higher expected volatility with respect to each underlier as of the pricing date generally indicates a greater expectation as of that date that (i) the final underlier price of the lowest performing underlier could ultimately be less than its downside threshold price on the determination date, which would result in a loss of a significant portion or all of your investment in the securities, or (ii) the closing price of the underlier on any coupon observation date will be less than its coupon threshold price, which would result in the nonpayment of the contingent coupon. At the time the terms of the securities are set, higher expected volatility will generally be reflected in a higher contingent coupon, a lower coupon threshold price and/or a lower downside threshold price, as compared to otherwise comparable securities issued by the same issuer with the same maturity (taking into account any ability of the issuer to redeem the securities prior to maturity) but with one or more different underliers. However, there is no guarantee that the higher contingent coupon, lower coupon threshold price or lower downside threshold price set for your securities on the pricing date will adequately compensate you, from a risk-potential reward perspective, for the greater risk of receiving no contingent coupon on any coupon payment date or of losing some or all of your investment in the securities.

A relatively higher contingent coupon (as compared to otherwise comparable securities), which would increase the positive return if the closing price of each underlier is greater than or equal to its coupon threshold price on a coupon observation date, or a relatively lower coupon threshold price, which would increase the amount that an underlier could decrease on a coupon observation date before the securities become ineligible for a particular coupon payment, may generally indicate an increased risk that the price of each underlier will decrease substantially, which would result in the nonpayment of the contingent coupon on some or all of the coupon payment dates.

Similarly, a relatively lower downside threshold price (as compared to otherwise comparable securities), which would increase the buffer against the loss of principal, may generally indicate an increased risk that the price of each underlier will decrease substantially.  This would result in a significant loss at maturity if the final underlier price of at least one underlier is less than its downside threshold price.  Further, a relatively lower downside threshold price may not indicate that the securities have a greater likelihood of a return of principal at maturity based on the performance of each underlier.

You should not take the historical volatility of any underlier as an indication of its future volatility. You should be willing to accept the downside market risk of each underlier and the potential to not receive some contingent coupons and to lose a significant portion or all of your investment in the securities.

The Cash Settlement Amount Will Be Based Solely on the Lowest Performing Underlier

If the securities are not automatically called, the cash settlement amount will be based on the lowest performing underlier without regard to the performances of the other underlier. As a result, you could lose all or some of your initial investment if the lowest performing underlier return is negative, even if there is an increase in the prices of the other underlier. This could be the case even if the other underlier increased by an amount greater than the decrease in the lowest performing underlier.

Your Securities Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your securities on a call payment date if, as measured on any coupon observation date, the closing price of each underlier is greater than or equal to its initial underlier price. Therefore, the term for your securities may be reduced. You will not receive any additional contingent coupon payments after the securities are automatically called and you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Return on Your Securities May Change Significantly Despite Only a Small Change in the Price of the Lowest Performing Underlier

If your securities are not automatically called and the final underlier price of the lowest performing underlier is less than its downside threshold price, you will receive less than the face amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a decrease in the final underlier price of the lowest performing underlier to its downside threshold price will not result in a loss of principal on the securities, a decrease in the final underlier price of the lowest performing underlier to less than its downside threshold price will result in a loss of a significant portion of the face amount of the securities despite only a small change in the price of the lowest performing underlier.

The Contingent Coupon Does Not Reflect the Actual Performance of the Underliers from the Pricing Date to Any Coupon Observation Date or from Coupon Observation Date to Coupon Observation Date

The contingent coupon for each quarterly coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference of the closing prices of the underliers between the pricing date and any coupon observation date or between two coupon observation dates. Accordingly, the contingent coupons, if any, on the securities may be less than the return you could earn on another instrument linked to the underliers that pays coupons based on the performance of the underliers from the pricing date to any coupon observation date or from coupon observation date to coupon observation date.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose and were able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your securities, including:

●	the prices of the underliers;
●	the volatility — i.e., the frequency and magnitude of changes — in the prices of the underliers;
●	the correlation among the underliers — i.e., the extent to which the prices of the underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes;
●	the dividend rates of the underlier stocks;
●	economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlier stocks, and which may affect the prices of the underliers;
●	interest rates and yield rates in the market;
●	the time remaining until your securities mature; and
●

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market-making transaction. If you sell your securities before maturity, you may receive less than the face amount of your securities or less than you would have received had you held your securities to maturity.

You cannot predict the future prices of the underliers based on their historical fluctuations. The actual prices of the underliers over the life of the securities may bear little or no relation to the historical closing prices of the underliers or to the hypothetical examples shown elsewhere in this prospectus supplement.

Past Underlier Performance is No Guide to Future Performance

The actual performance of the underliers over the life of the securities, as well as the amount payable at maturity or on any coupon payment date, as the case may be, may bear little relation to the historical closing prices of the underliers or to the hypothetical return examples set forth elsewhere in this prospectus supplement.  We cannot predict the future performance of the underliers.

If the Prices of the Underliers Change, the Market Value of Your Securities May Not Change in the Same Manner

Your securities may trade quite differently from the performance of the underliers. Changes in the prices of the underliers may not result in a comparable change in the market value of your securities. Even if the price of each underlier increases above its downside threshold price during the life of the securities, the market value of your securities may not increase by the same amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” above.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Underliers or Any Underlier Stocks

The return on your securities will not reflect the return you would realize if you actually owned shares of the underliers and received the distributions paid on the shares of such underliers. You will not receive any dividends that may be paid on any of the underlier stocks by the underlier stock issuers or the shares of the underliers. See “— You Have No Shareholder Rights or Rights to Receive Any Shares of the Underliers or Any Underlier Stock” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of the Underliers or Any Underlier Stock

Investing in your securities will not make you a holder of any shares of the underliers or any underlier stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underliers or the underlier stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underliers or the underlier stocks or any other rights of a holder of any shares of the underliers or the underlier stocks. Your securities will be paid in cash, as will any coupon payments, and you will have no right to receive delivery of any shares of the underliers or any underlier stocks.

As Calculation Agent, GS&Co. Will Have the Authority to Make Determinations that Could Affect the Value of Your Securities, When Your Securities Mature and the Amount You Receive at Maturity

As calculation agent for your securities, GS&Co. will have discretion in making various determinations that affect your securities, including determining the closing price of the underliers on each coupon observation date, which we will use to determine the contingent coupon, if any we will pay on the applicable coupon payment date; whether your securities are automatically called; the final underlier price of each underlier on the determination date, which we will use to determine the amount we must pay on the stated maturity date; anti-dilution adjustments; determining whether to postpone the a coupon observation date or the determination date because of a market disruption event or a non-trading day; the stated maturity date; the default amount and any amount payable on your securities. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an underlier. See “Terms and Conditions — Discontinuance or modification of an underlier” above. The exercise of this discretion by GS&Co.  could adversely affect the value of your securities and may present GS&Co. with a conflict of interest.  We may change the calculation agent at any time without notice and GS&Co. may resign as calculation agent at any time upon 60 days’ written notice to us.

Anti-dilution Adjustments Relating to the Shares of Any Underlier Do Not Address Every Event That Could Affect Such Shares

An adjustment factor, as described herein, will be used in determining the closing prices of any underlier. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of the underlier. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

Your Securities May Not Have an Active Trading Market

Your securities will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your securities. Even if a secondary market for your securities develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high.  As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

The Calculation Agent Can Postpone a Coupon Observation Date or the Determination Date, as the Case May Be, If a Market Disruption Event or a Non-Trading Day Occurs or is Continuing

If the calculation agent determines that, on a date that would otherwise be a coupon observation date or the determination date, a market disruption event has occurred or is continuing with respect to any underlier or that day is not a trading day with respect to any underlier, such coupon observation date or the determination date will be postponed as provided under “Terms and Conditions — Coupon observation dates” and “Terms and Conditions — Determination Date”, as applicable. In no case, however, will the coupon observation date or the determination date be postponed by more than eight trading days for all underliers (based on the originally scheduled coupon observation date).  Moreover, if a coupon observation date or the determination date, as applicable, is postponed to the last possible day, but the market disruption event has not ceased by that day or that day is not a trading day, that day will nevertheless be the coupon observation date or the determination date, as applicable, for the corresponding coupon payment date or the stated maturity date.

If a coupon determination date or the determination date is postponed as a result of any of the foregoing, the corresponding coupon payment date or the stated maturity date, as applicable, for your securities will also be postponed, as described under “Terms and Conditions — Coupon payment dates” and “Terms and Conditions — Stated maturity date” on page S-3. In such a case, you may not receive the cash payment that we are obligated to deliver on a coupon payment date or the stated maturity date until several days after the originally scheduled coupon payment date or the originally scheduled stated maturity date.

Risks Related to Conflicts of Interest

Hedging Activities by Goldman Sachs or Our Distributors (including WFS) May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities

Goldman Sachs has hedged or expects to hedge our obligations under the securities by purchasing listed or over-the-counter options, futures and/or other instruments linked to the underliers or the underlier stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underliers or the underlier stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your securities. Alternatively, Goldman Sachs may hedge all or part of our obligations under the securities with unaffiliated distributors of the securities which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked securities whose returns are linked to changes in the prices of the underliers or the underlier stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the securities or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the securities; hedging the exposure of Goldman Sachs to the securities including any interest in the securities that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the securities.

Any of these hedging or other activities may adversely affect the value of the underliers — directly or indirectly by affecting the price of the underlier stocks — and therefore the market value of your securities and the amount we will pay on your securities, if any. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and may receive substantial returns on hedging or other activities while the value of your securities declines. In addition, if the distributor from which you purchase securities is to conduct hedging activities in connection with the securities, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the securities to you in addition to the compensation they would receive for the sale of the securities.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Securities

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your securities , and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the securities.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your securities, or similar or linked to the underliers or underlier stocks.  Investors in the securities should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the securities for liquidity, research coverage or otherwise.

Goldman Sachs’ or Our Distributors’ Market-Making Activities Could Negatively Impact Investors in the Securities

Goldman Sachs and our distributors actively make markets in, and trade financial instruments for, their own account and for the accounts of their customers. These financial instruments may include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ and our distributors’ activities may include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs or our distributors take positions, or expect to take positions, may include securities and instruments of the underliers or underlier stocks, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated. Market making is an activity where Goldman Sachs or a distributor buys and sells on behalf of their customers, or for their own account, to satisfy the expected demand of their customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs or our distributors will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the securities.

If Goldman Sachs or our distributors become a holder of any securities of the underliers or underlier stocks in their capacity as a market-maker or otherwise, any actions that they take in their capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the securities.

You Should Expect That Goldman Sachs’ or Our Distributors’ Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Securities

Goldman Sachs, our distributors and their respective personnel, including their sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. These strategies may include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument. Any of these recommendations and views may be negative with respect to the underliers or underlier stocks, or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs or our distributors will have or develop independent views of the underliers or underlier stocks, as applicable, or to the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the securities.

Goldman Sachs and Our Distributors Regularly Provide Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Underlier Investment Advisors or the Issuers of the Underlier Stocks or Other Entities That Are Involved in the Transaction

Goldman Sachs and our distributors regularly provide financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs or our distributors will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the underlier investment advisors or the issuers of the underlier stocks, or transact in securities or instruments or with parties that are, directly or indirectly, related to the foregoing. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs and our distributors, in providing such services, engaging in such transactions, or acting for their own account, may take actions that have direct or indirect effects on the underliers or underlier stocks, as applicable, and that such actions could be adverse to the interests of investors in the securities. In addition, in connection with these activities, certain personnel of Goldman Sachs or our distributors may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs or our distributors’

employees that were not working on such transactions as Goldman Sachs and our distributors have established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs or our distributors’ employees involved in structuring, selling or making markets in the securities or with investors in the securities.

In any offering of securities, as well as in all other circumstances in which Goldman Sachs or our distributors receive any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the securities will be required or made; Goldman Sachs and our distributors will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the securities will be reduced by reason of receipt by Goldman Sachs or our distributors of any such other fees or other amounts.

The Offering of the Securities May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the underliers or underlier stocks, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering. An offering of securities will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the securities.

The terms of the offering (including the selection of the underliers or underlier stocks, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions.  The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the securities.

Other Investors in the Securities May Not Have the Same Interests as You

Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your securities, underliers, underlier stocks or other similar securities, which may adversely impact the market for or value of your securities.

Additional Risks Related to the Underliers

Except to the Extent GS&Co., WFS and One or More of Our Other Affiliates Act as Authorized Participants in the Distribution of, and, at Any Time, May Hold, Shares of the Underliers, There Is No Affiliation Between the Underlier Investment Advisors and Us or WFS

GS&Co., WFS and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of an underlier, and, at any time, may hold shares of the underliers. Goldman Sachs is not otherwise affiliated with the basket underlier investment advisors or the underlier stock issuers. We or our affiliates may currently or from time to time in the future engage in business with the underlier investment advisors or the issuers of the underlier stocks. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the underliers or the underlier stock issuers. You, as an investor in your securities, should make your own investigation into the underliers and the underlier stock issuers. See “The Underliers” below for additional information about the underliers. Neither the underlier investment advisors nor any underlier stock issuers are involved in this offering of your securities in any way and none of them have any obligation of any sort with respect to your securities. Neither the basket underlier investment advisors nor any such issuer have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your securities.

Additional Risks Related to the iShares® Silver Trust

The Policies of the Trustee of the iShares® Silver Trust, The Bank of New York Mellon, Could Affect the Amount Payable on Your Securities and Their Market Value

The trustee of the iShares® Silver Trust, The Bank of New York Mellon (the “trustee”), may be called upon to make certain policy decisions or judgments concerning the valuation of the assets held by the iShares® Silver Trust, the calculation of the net asset value and net asset value per share, and additions, deletions or substitutions of assets in the iShares® Silver Trust. Such determinations could affect the market price of the shares of the iShares® Silver Trust, and therefore, the amount payable on your securities. The amount payable on your securities and their market value could also be affected if the trustee changes these policies, for example, by changing or discontinuing the manner in which it evaluates the assets held by the iShares® Silver Trust and the manner in which it calculates the net asset value of the iShares® Silver Trust, in which case it may become difficult or inappropriate to determine the market value of your securities.

If events such as these occur, the calculation agent — which initially will be GS&Co. — may determine the closing price of the iShares® Silver Trust on a coupon observation date or the determination date — and thus the amount payable on a coupon payment date or the stated maturity date, if any — in a manner, in its sole discretion, it considers appropriate. We describe the discretion that the calculation agent will have in determining the closing price of the iShares® Silver Trust on a coupon observation date or the determination date, as applicable, and the amount payable on your securities more fully under “Terms and Conditions— Discontinuance or modification of an underlier” on page S-3 of this prospectus supplement.

There is No Assurance That an Active Trading Market Will Continue for the iShares® Silver Trust or That There Will Be Liquidity in Any Such Trading Market; Further, the iShares® Silver Trust Is Subject to Custody Risks

Although the shares of the iShares® Silver Trust are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”) and a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the iShares® Silver Trust or that there will be liquidity in the trading market.

The purpose of the iShares® Silver Trust is to own silver transferred to the iShares® Silver Trust in exchange for shares issued by the iShares® Silver Trust. The iShares® Silver Trust is not actively managed and may be affected by a decline in the price of silver.

In addition, the iShares® Silver Trust is subject to custody risk, which refers to the risks in safekeeping the iShares® Silver Trust’s silver bullion.

The iShares® Silver Trust is a Concentrated Investment in a Single Commodity and Does Not Provide Diversified Exposure

The price of shares of the iShares® Silver Trust is linked to the price of silver and not to a diverse basket of commodities or a broad-based commodity index. The price of silver may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. Because the securities are linked, in part, to the iShares® Silver Trust that is itself linked to the price of a single commodity, the securities may carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index.

The Price of the iShares® Silver Trust is Linked to the Price of Silver, Which May Change Unpredictably and Affect the Value of the Securities in Unforeseeable Ways

The iShares® Silver Trust attempts to mirror, as closely as possible, before fees and expenses, the performance of the price of silver, and the value of the shares of the iShares® Silver Trust is most directly affected by the value of the silver bullion held by the iShares® Silver Trust. The silver markets are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention.

Silver prices are subject to volatile price movements over short periods of time and are generally affected by numerous factors. These include:

•

a change in economic conditions, such as a recession. Silver is used in a wide range of industrial applications, and an economic downturn could have a negative impact on its demand and, consequently, its price and the price of the iShares® Silver Trust;

•

a significant increase in silver hedging activity by silver producers. Traditionally, silver producers have not hedged to the same extent that other producers of precious metals (gold, for example) have. Should there be an increase in the level of hedging activity of silver producing companies, a decline in world silver prices could result, adversely affecting the price of the iShares® Silver Trust;

•

a significant change in the attitude of speculators and investors towards silver. Should the speculative community take a negative view towards silver, a decline in world silver prices could occur, negatively impacting the price of the shares of the iShares® Silver Trust;

•

global silver supply and demand, which is influenced by such factors as silver’s uses in jewelry, technology and industrial applications, purchases made by investors in the form of bars, coins and other silver products, forward selling by silver producers, purchases made by silver producers to unwind silver hedge positions, central bank purchases and sales, and production and cost levels in major silver-producing countries such as China, Mexico and Peru;
•	global or regional political, economic or financial events and situations, especially those unexpected in nature;
•	investors’ expectations with respect to the rate of inflation;
•	interest rates;
•	investment and trading activities of hedge funds and commodity funds;
•	other economic variables such as income growth, economic output, and monetary policies; and
•	investor confidence.

It is not possible to predict the aggregate effect of all or any combination of these factors. Conversely, several factors may trigger a temporary increase in the price of silver prior to the trade date for the securities. If that is the case, the initial underlier price of the iShares® Silver Trust will be affected by the temporarily high prices of silver, which will negatively affect your payments on the securities when the causes for the temporary increase disappear.

Investing in Securities Linked to the iShares® Silver Trust is Not the Same as Investing Directly in Silver

The performance of the iShares® Silver Trust may not fully replicate the performance of the price of silver due to the fees and expenses charged by the iShares® Silver Trust or by restrictions on access to silver due to other circumstances. The iShares® Silver Trust does not generate any income and as the iShares® Silver Trust regularly sells silver to pay for its ongoing expenses, the amount of silver represented by each share of the iShares® Silver Trust has gradually declined over time. The iShares® Silver Trust sells silver to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of silver. The sale of the iShares® Silver Trust’s silver to pay expenses at a time of low silver prices could adversely affect the value of the iShares® Silver Trust and, therefore, the value of your securities. Additionally, there is a risk that part or all of the iShares® Silver Trust’s silver could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise, which could adversely affect the value of your securities.

An Investment in the Securities is Subject to Risks Associated with the London Bullion Market

The price of one share of the iShares® Silver Trust is closely related to the price of silver. The net asset value of the iShares® Silver Trust is obtained by subtracting all accrued fees, expenses and other liabilities of the trust on any day from the total value of the silver and all other assets of the trust on that day.

In addition, the price at which silver is traded on over-the-counter markets around the world has an effect on the value of shares in the trust. Most of such over-the-counter market trading clears through the London bullion market, which is the market in London on which the members of the LBMA quote prices.

Investments in commodities that are traded on non-U.S. markets involve risks associated with the markets in those countries, including risks of volatility and governmental intervention in those markets.

The LBMA is a self-regulatory association of bullion market participants. Although the LBMA sets out good practices for participants in the bullion market, the LBMA itself is not a regulated entity. If the LBMA should cease operations, if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, or if the LBMA should change any rule or bylaw or take emergency action under its rules, the market for silver, and consequently the price of the iShares® Silver Trust, as well as the value of the securities, may be affected. The London bullion market is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures market, and certain features of U.S. futures contracts are not present in the context of London bullion market trading. For example, there are no daily price limits on the London bullion market which would otherwise restrict fluctuations in the prices of London bullion market contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

Termination of the iShares® Silver Trust Could Adversely Affect the Value of the Securities

The iShares® Silver Trust may be required to terminate and liquidate at a time that is disadvantageous to you, such as when the price of silver is lower than the price of silver at the time when you purchased your securities.

The Correlation Between the Performance of the iShares® Silver Trust and the Price of Silver May Be Imperfect

A discrepancy may exist between the performance of the iShares® Silver Trust and the price of silver. Since the shares of the iShares® Silver Trust are traded on an exchange and are subject to market supply and investor demand, the market value of one share of the iShares® Trust may differ from the net asset value per share of the iShares® Silver Trust. As a result of the potential discrepancies identified above, the iShares® Silver Trust return may not correlate perfectly with the return on silver over the same period. For more information, see “The Underliers” on page S-36.

Legal and Regulatory Changes Could Adversely Affect the Return on and Value of Your Securities

The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), which effected substantial changes to the regulation of the futures and over-the-counter (OTC) derivatives markets, was enacted in July 2010. Dodd-Frank requires regulators, including the Commodity Futures Trading Commission (CFTC), to adopt regulations to implement many of the requirements of the legislation. While the CFTC has adopted many of the required regulations, a number of them have only recently become effective, and certain requirements remain to be finalized. The ultimate impact of the regulatory scheme, therefore, cannot yet be fully determined. Under Dodd-Frank, in October 2020 the CFTC adopted a rule to impose limits on the size of positions that can be held by market participants in futures and OTC derivatives on physical commodities. Required compliance with the new position limits rule begins on January 1, 2022 for physical commodity futures (and any associated referenced contracts other than economically equivalent swaps) and on January 1, 2023 for economically equivalent swaps. Related to the position limits rule, the CFTC has recently adopted final rules governing the aggregation of positions by market participants under common control and by trading managers. While the ultimate scope and impact of the proposed position limits rule, final aggregation rules and other CFTC rules cannot be conclusively determined at present, these new requirements could restrict the ability of certain market participants to participate in the commodities, futures and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may also have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways.

In addition, these legislative and regulatory changes have increased, and will continue to increase, the level of regulation of markets and market participants, and therefore the costs of participating in the commodities, futures and OTC derivatives markets. Without limitation, these changes require many OTC derivatives transactions to be executed on regulated exchanges or trading platforms and cleared through regulated clearing houses. Swap dealers (as defined by the CFTC) are also required to be registered and are subject to various regulatory requirements, including, but not limited to, posting and collecting margin for un-cleared OTC swaps traded bilaterally with financial entities, recordkeeping, reporting and various business conduct requirements, as well as proposed minimum financial capital requirements. These legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could cause reductions in market liquidity and increases in market volatility. In addition, transaction costs incurred by market participants are likely to be higher than in the past, reflecting the costs of compliance with the new regulations. These consequences could adversely affect the price of the underliers, which could in turn adversely affect the return on and value of your securities.

In addition, other regulatory bodies have passed or proposed, or may propose in the future, legislation similar to that proposed by Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the European Union (“EU”) Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014) (together “MiFID II”), which has applied since January 3, 2018, governs the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires EU Member States to apply position limits to the size of a net position which a person can hold at any time in commodity derivatives traded on EU trading venues and in “economically equivalent” OTC contracts. By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012) (“EMIR”) introduced certain requirements in respect of OTC derivatives including: (i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts, including the mandatory margining of uncleared OTC derivative contracts; and (iii) reporting and recordkeeping requirements in respect of all derivative contracts. In the event that the requirements under EMIR and MiFID II apply, these are expected to increase the cost of transacting derivatives.

Ongoing Commodities-Related Regulatory Investigations And Private Litigation Could Affect Prices for Commodities, Which Could Adversely Affect Your Securities

An increased focus on price setting and trading prices by regulators and exchanges recently have resulted in a number of changes to the ways in which prices are determined, including prices for commodities. This increased focus also resulted in the publication of standards for benchmark setting by the International Organization of Securities Commissions. Investigations by regulatory authorities, enforcement actions and criminal proceedings in the United States and around the world, and private litigation regarding potential direct and indirect manipulation of the trading prices of certain commodities, are ongoing against a number of firms.

These ongoing investigations, actions, proceedings and litigations may result in further review by exchanges and regulators of the methods by which commodities prices are determined and the manner in which commodities are traded and changes to those methods. In addition, changes to other commodity-related activities, such as storage facilities and delivery methods, may also occur. If any of these changes occur, the price of the commodity to which your securities may be linked may be affected, which may thereby adversely affect the price of the underliers and your securities.

In addition, if alleged trading price manipulation or other alleged conduct that may have artificially affected prices has occurred or is continuing, certain published commodity prices (including historical prices) may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. In particular, the historical trading information of the commodity to which your securities may be linked may be incorrect and, as a result, may not be representative of the prices or changes in prices or the volatility of the commodity to which your securities may be linked. In the future, any such artificially lower (or higher) prices could have an adverse impact on the relevant commodities or commodity contracts and any payments on, and the value of, your securities and the trading market for your securities.

Additional Risks Related to the VanEck Gold Miners ETF

The Policies of the VanEck Gold Miners ETF’s Investment Advisor, Van Eck Associates Corporation, and the Sponsor of its Underlying Index, ICE Data Indices, LLC, Could Affect the Amount Payable on Your Securities and Their Market Value

The VanEck Gold Miners ETF’s investment advisor, Van Eck Associates Corporation (“Van Eck”), may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of Van Eck concerning the calculation of the net asset value of the VanEck Gold Miners ETF, additions, deletions or substitutions of securities in the VanEck Gold Miners ETF and the manner in which changes affecting the underlying index are reflected in the VanEck Gold Miners ETF that could affect the market price of the shares of the VanEck Gold Miners ETF, and therefore, the amount payable on your securities. The amount payable on your securities and their market value could also be affected if Van Eck changes these policies, for example, by changing the manner in which it calculates the net asset value of the VanEck Gold Miners ETF, or if Van Eck discontinues or suspends calculation or publication of the net asset value of the VanEck Gold Miners ETF, in which case it may become difficult or inappropriate to determine the market value of your securities.

If events such as these occur, the calculation agent — which initially will be GS&Co. — may determine the closing price of the VanEck Gold Miners ETF on a coupon observation date or the determination date — and thus the amount payable on a coupon payment date or the stated maturity date, if any — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing price of the VanEck Gold Miners ETF on a coupon observation date or the determination date, as applicable, and the amount payable on your securities more fully under “Terms and Conditions — Discontinuance or modification of an underlier” on page S-6 of this prospectus supplement.

In addition, ICE Data Indices, LLC (the “underlying index sponsor”) owns the underlying index and is responsible for the design and maintenance of the underlying index. The policies of the underlying index sponsor concerning the calculation of the underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in the underlying index, could affect the price of the underlying index and, consequently, could affect the market prices of shares of the VanEck Gold Miners ETF and, therefore, the amount payable on your securities and their market value.

There is No Assurance That an Active Trading Market Will Continue for the VanEck Gold Miners ETF or That There Will Be Liquidity in Any Such Trading Market; Further, the VanEck Gold Miners ETF Is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of the VanEck Gold Miners ETF are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”) and a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the VanEck Gold Miners ETF or that there will be liquidity in the trading market.

In addition, the VanEck Gold Miners ETF is subject to management risk, which is the risk that the underlier investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. The VanEck Gold Miners ETF is also not actively managed and may be affected by a general decline in market segments relating to its underlying index.  Van Eck invests in securities included in, or representative of, its underlying index regardless of their investment merits.  Van Eck does not attempt to take defensive positions in declining markets. In addition, the VanEck Gold Miners ETF’s investment advisor may be permitted to engage in securities lending with respect to a portion of the VanEck Gold Miners ETF’s total assets, which could subject the VanEck Gold Miners ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the VanEck Gold Miners ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.  Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, the VanEck Gold Miners ETF is subject to listing standards adopted by NYSE Arca. There can be no assurance that the VanEck Gold Miners ETF will continue to meet the applicable listing requirements, or that the VanEck Gold Miners ETF will not be delisted.

The VanEck Gold Miners ETF is Concentrated in Gold and Silver Mining Companies and Does Not Provide Diversified Exposure

The VanEck Gold Miners ETF’s stocks are not diversified and are concentrated in gold and silver mining companies, which means the VanEck Gold Miners ETF is more likely to be more adversely affected by any negative performance of gold and silver mining companies than an underlier that includes more diversified stocks across a number of sectors. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold and silver may fluctuate substantially over short periods of time so the VanEck Gold Miners ETF‘s share price may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation, changes in currency exchange rates and changes in industrial and commercial demand for metals (including fabricator demand). Additionally, increased environmental or labor costs may depress the value of metal investments.

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities Markets

The value of your securities is linked, in part, to VanEck Gold Miners ETF, which holds, in part, stocks from one or more foreign securities markets, including stocks traded in the equity markets of emerging market countries. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country’s geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government’s economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the VanEck Gold Miners ETF is not traded, the value of the securities underlying the VanEck Gold Miners ETF may change on days when shareholders will not be able to purchase or sell shares of the VanEck Gold Miners ETF. This could result in premiums or discounts to the VanEck Gold Miners ETF’s net asset value that may be greater than those experienced by an underlier that does not hold foreign assets.

The countries whose markets are represented by the VanEck Gold Miners ETF include emerging market countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for Van Eck to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the stocks included in the VanEck Gold Miners ETF.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlier with Underlier Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Securities

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlier with underlier stocks from one or more foreign securities markets and could negatively affect your investment in the securities in a variety of ways, depending on the nature of such government regulatory action and the underlier stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlier stocks that are currently included in an underlier or that in the future are included in an underlier, such underlier stocks may be removed from an underlier. If government regulatory action results in the removal of underlier stocks that have (or historically have had) significant weight in an underlier, such removal could have a material and negative effect on the price of such underlier and, therefore, your investment in the securities. Similarly, if underlier stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlier, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such underlier stocks from an underlier could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined..

Your Investment in the Securities Will Be Subject to Foreign Currency Exchange Rate Risk

The VanEck Gold Miners ETF holds assets that are denominated in non-U.S. dollar currencies. The value of the assets held by the VanEck Gold Miners ETF that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated, the price of the VanEck Gold Miners ETF may not increase even if the non-dollar value of the asset held by the VanEck Gold Miners ETF increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your securities. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

●	existing and expected rates of inflation;
●	existing and expected interest rate levels;
●	the balance of payments among countries;
●	the extent of government surpluses or deficits in the relevant foreign country and the United States; and
●	other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the securities and price of the VanEck Gold Miners ETF could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries are in the process of investigating the potential manipulation of published currency exchange rates.  If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been.  Any such manipulation could have an adverse impact on any payments on, and the value of, your securities and the trading market for your securities.  In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations.  Any such changes or reforms could also adversely impact your securities.

Even Though Currencies Trade Around-The-Clock, Your Securities Will Not

Your securities are linked an underlier that hold assets denominated in non-U.S. dollar currencies. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your securities, if any trading market develops, will not conform to the hours during which the currencies in which the VanEck Gold Miners ETF is denominated or in which the underlier stocks trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your securities. The possibility of these movements should be taken into account in relating the value of your securities to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the VanEck Gold Miners ETF used to calculate the amount payable on your securities. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

The VanEck Gold Miners ETF May Be Disproportionately Affected By the Performance of a Small Number of Stocks

Although the VanEck Gold Miners ETF held 56 stocks as of May 27, 2022, approximately 26.47% of the VanEck Gold Miners ETF was invested in just two stocks – Newmont Goldcorp Corporation and Barrick Gold Corporation — and approximately 64.7% of the VanEck Gold Miners ETF was invested in just ten stocks. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the VanEck Gold Miners ETF even if none of the other stocks held by the VanEck Gold Miners ETF are affected by such events. Because of the weighting of the holdings of the VanEck Gold Miners ETF, the amount you receive at maturity could be less than the payment at maturity you would have received if you had invested in a product linked to an exchange-traded fund that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such fund.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered securities with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered securities. This is discussed in more detail under “Employee Retirement Income Security Act” below.

The Tax Consequences of an Investment in Your Securities Are Uncertain

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences — United States Holders — Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under

“Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Your Securities May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

THE UNDERLIERS

iShares® Silver Trust

The iShares® Silver Trust (the “trust”) issues shares (the “shares”) representing fractional undivided beneficial interests in its net assets.

•	The purpose of the trust is to own silver transferred to the trust in exchange for shares issued by the trust.
•	The shares trade under the ticker symbol “SLV” on the NYSE Arca.
•	The trust’s SEC CIK Number is 0001330568.
•	The trust’s inception date was April 21, 2006.
•	The trust’s shares are issued or redeemed only in baskets of 50,000 shares.

We have derived all information regarding the trust and the shares contained in this prospectus supplement from publicly available information without independent verification. For additional information regarding the trust, please consult the reports (including the annual report on Form 10-K for the fiscal year ended December 31, 2021) and other information the trust files with the Securities Exchange Commission (the “SEC”). Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or reviewed through the SEC’s website at sec.gov. Additional information regarding the trust may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® Silver Trust website at ishares.com. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

The Trust

The trust was formed on April 21, 2006 when an initial deposit of silver was made in exchange for the issuance of three baskets (a “basket” consists of 50,000 Shares). The trust is a grantor trust formed under the laws of the State of New York.

The trust’s activities are limited to: (i) issuing baskets of shares in exchange for the silver deposited with the custodian as consideration, (ii) selling silver as necessary to cover the sponsor’s fee, trust expenses not assumed by the sponsor and other liabilities and (iii) delivering silver in exchange for baskets of shares surrendered for redemption.

The sponsor of the trust is iShares Delaware Trust Sponsor LLC (the “sponsor”), a Delaware limited liability company and an indirect subsidiary of BlackRock, Inc. (“BlackRock”). The trustee of the trust is The Bank of New York Mellon (the “trustee”) and the custodian of the trust is JPMorgan Chase Bank N.A., London branch (the “custodian”).

The trust does not have any officers, directors or employees and is not actively managed. This means that the trustee does not sell silver during periods when its price is high, or acquire silver at low prices with the expectation of future price increases.

The sponsor does not exercise day-to-day oversight over the trustee or the custodian. The sponsor may remove the trustee and appoint a successor trustee if the trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $150 million) or if, having received written notice of a material breach of its obligations under the trust agreement, the trustee has not cured the breach within thirty days or fails to implement certain controls and procedures requested by the sponsor. The sponsor also has the right to replace the trustee during the ninety days following any merger, consolidation or conversion in which the trustee is not the surviving entity or, in its discretion, on the fifth anniversary of the creation of the trust or on any subsequent third anniversary thereafter. The sponsor also has the right to approve any new or additional custodian that the trustee may wish to appoint.

The trustee is responsible for the day-to-day administration of the trust. The responsibilities of the trustee include: (i) processing orders for the creation and redemption of baskets; (ii) coordinating with the custodian the receipt and delivery of silver transferred to, or by, the trust in connection with each issuance and redemption of baskets; (iii) calculating the net asset value of the trust on each business day; and (iv) selling the trust’s silver as needed to cover the trust’s expenses.

Owners of shares do not generally have any voting rights. However, registered holders of at least 25% of the shares have the right to require the trustee to cure any material breach by it of the trust agreement, and registered holders of at least 75% of the shares have the right to require the trustee to terminate the trust agreement. Each share entitles the holder to vote on the limited matters upon which shareholders may vote under the trust agreement. The shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights.

The trust is not a registered investment company under the Investment Company Act and is not required to register under such act. The trust is not a commodity pool for purposes of the Commodity Exchange Act, and its sponsor is not subject to regulation by the U.S. Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor with respect to the trust.

Investment Objective

The purpose of the trust is to own silver transferred to the trust in exchange for shares issued by the trust. The investment objective of the trust is to reflect generally the performance of the price of silver, before expenses and liabilities. The shares are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The trust is designed to have a perpetual existence; however, if certain events occur, at any time, the trustee will have to terminate the trust. Upon termination of the trust, the trustee will sell silver in the amount necessary to cover all expenses of liquidation, and to pay any outstanding liabilities of the trust. The remaining silver will be distributed among investors surrendering shares. Any silver remaining in the possession of the trustee after 90 days may be sold by the trustee and the proceeds of the sale will be held by the trustee until claimed by any remaining holders of shares. Sales of silver in connection with the liquidation of the trust at a time of low prices will likely result in losses, or adversely affect any gains, on an investment in shares.

Creation and Redemption of the Shares of the Trust

The trust creates and redeems shares on a continuous basis, but only in baskets of 50,000 shares. Only registered broker-dealers who have entered into written agreements with the sponsor and the trustee, can deposit silver and receive baskets of shares in exchange (each, an “authorized participant”). Silver deposited with the custodian must meet the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of silver bars and as of January 1, 2020, must be produced by refiners that meet certain throughput and tangible net worth requirements as set forth in “Good Delivery List Rules—Conditions for Listing for Good Delivery Refiners” published by the London Bullion Market Association (the “LBMA”).

Authorized participants, acting on authority of the registered holder of shares, may surrender baskets of shares in exchange for a corresponding amount of silver. Upon the surrender of shares and the payment of the trustee’s applicable fee and of any expenses, taxes or charges including stamp taxes, stock transfer taxes or fees, the trustee will deliver to the order of the redeeming authorized participant the amount of silver corresponding to the redeemed baskets. Redemptions may be suspended during any period while regular trading of the shares on NYSE Arca is suspended or restricted or the exchange is closed (other than scheduled holiday or weekend closings), or in which an emergency exists that makes it reasonably impracticable to dispose of, deliver, or evaluate silver. As a condition to redemption, an authorized participant must deliver a written request to the trustee, or submit a redemption order through the trustee’s electronic order entry system, specifying the number of baskets it intends to redeem and the location where it intends to take delivery of the silver represented by such baskets.

Termination Events

The trustee will terminate the trust agreement if:

•	the trustee is notified that the shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting;
•	holders of at least 75% of the outstanding shares notify the trustee that they elect to terminate the Trust;
•	60 days have elapsed since the trustee notified the sponsor of the trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;
•	the SEC determines that the trust is an investment company under the Investment Company Act, and the trustee has actual knowledge of that determination;
•

the aggregate market capitalization of the trust, based on the closing price for the shares, was less than $350 million on each of five consecutive trading days and the trustee receives, within six months from the last of those trading days, notice that the sponsor has decided to terminate the trust;

•	the CFTC determines that the trust is a commodity pool under the Commodity Exchange Act and the trustee has actual knowledge of that determination; or
•

the trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for United States federal income tax purposes and the trustee receives notice that the sponsor has determined that the termination of the trust is advisable.

The term of the trust is perpetual (unless terminated earlier in certain circumstances). The trustee will notify DTC at least 30 days before the date for termination of the trust agreement. After termination, the trustee and its agents will do the following under the trust agreement but nothing else: (i) collect distributions pertaining to trust property; (ii) pay the trust’s expenses and sell silver as necessary to meet those expenses; and (iii) deliver trust property upon surrender and cancellation of shares. Ninety days or more after termination, the trustee may sell any remaining trust property by public or private sale. After that, the trustee will hold the money it received on the sale, as well as any other cash it is holding under the trust agreement, for the pro rata benefit of the registered holders that have not surrendered their shares. It will not invest the money and has no liability for interest. The trustee’s only obligations will be to account for the money and other cash, after deduction of applicable fees, trust expenses and taxes and governmental charges.

Valuation of Silver and NAV

The valuation of silver held by the trust is conducted by the trustee. On each business day, as soon as practicable after 4:00 p.m. (New York time), the trustee evaluates silver held by the trust and determines the net asset value of the trust and the net asset value per share (the “NAV”). The net asset value of the trust is obtained by subtracting all accrued fees, expenses and other liabilities of the trust on any day from the total value of the silver and all other assets of the trust on that day; the NAV is obtained by dividing the net asset value of the trust by the number of shares outstanding on the date the computation is made. For purposes of making these calculations, a business day means any day other than a day when NYSE Arca is closed for regular trading. The trustee values the silver held by the trust using that day’s LBMA Silver Price.

Expenses and Fees

The trust’s only ordinary recurring expense is expected to be the sponsor’s fee. In exchange for the sponsor’s fee, the sponsor assumes certain marketing and administrative expenses incurred by the trust including legal fees and expenses not exceeding $500,000 per annum. The sponsor may determine in its sole discretion to assume legal fees and expenses of the trust in excess of the $500,000 per annum required under the trust agreement. To the extent that the sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the trust. The sponsor’s fee is accrued daily at an annualized rate equal to 0.50% of the net asset value of the trust and is payable monthly in arrears. Along with the sponsor’s fee, the following expenses are also paid out of the assets of the trust: (i) expenses or liabilities of the trust that are not assumed by the sponsor, (ii) any taxes and other governmental charges that may be imposed on the trust or its property, (iii) expenses and costs related to any action taken by the trustee or the sponsor in connection with protecting the rights and interests of the trust and its shareholders, and (iv) any indemnification that might be paid to the sponsor pursuant to the trust’s organizational documents.

Understanding the LBMA Silver Price

Although the market for physical silver is global, most over the counter (“OTC”) market trades are cleared through London. In addition to coordinating market activities, the LBMA acts as the coordinator for activities conducted on behalf of its members and other market participants. A primary function of the LBMA is setting OTC silver trading industry standards.

The LBMA Silver Price is the price of an ounce, in U.S. dollars, of unallocated silver delivered in London determined by the ICE Benchmark Administration (the “IBA”) following an electronic auction consisting of one or more 30-second rounds starting at 12:00 p.m. (London time) on each day that the London silver market is open for business and published shortly thereafter. IBA, on behalf of the LBMA, has assumed responsibility for establishing the LBMA Silver Price as of October 2, 2017. At the start of each round of auction, IBA publishes a price for that round. Participants then have 30 seconds to enter, change or cancel their orders (i.e., how much silver they want to buy or sell at that price). At the end of each round, order entry is frozen, and the system checks to see if the imbalance (i.e., the difference between buying and selling) is within the threshold (normally 500,000 ounces for silver).

If the imbalance is outside of the threshold at the end of a round, then the auction is not balanced, the price is adjusted and a new round starts. If the imbalance is within the threshold then the auction is finished, and the price is set as the LBMA Silver Price for that day. Any imbalance is shared equally between all direct participants (even if they did not place orders or did not log in), and the net volume for each participant trades at the final price.

The prices during the auction are determined by an algorithm that takes into account current market conditions and activity in the auction. Each auction is actively supervised by IBA staff. The final price is then published as the LBMA Silver Price in US Dollars. If there is no LBMA Silver Price on any day, the trustee is authorized to use the most recently announced LBMA Silver Price unless the trustee, in consultation with the sponsor, determines that such price is inappropriate as a basis for evaluation.

VanEck Gold Miners ETF

The shares of the VanEck Gold Miners ETF (the “ETF”) are issued by VanEck ETF Trust (the “trust”), a registered investment company. The trust was incorporated in Delaware as a statutory trust on March 15, 2001.  The trust operates as a series fund offers multiple investment portfolios, each of which represents a separate series of the trust.

•	The ETF seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE® Arca Gold Miners Index® (the “index”).
•

Van Eck Associates Corporation (“Van Eck”) acts as investment adviser to the ETF, and, subject to the supervision of the Board of Trustees, is responsible for the day-to-day investment management of the ETF.

•

The Board of Trustees of the trust has responsibility for the general oversight of the management of the ETF, including general supervision of Van Eck and other service providers, but is not involved in the day-to-day management of the trust.

•	The ETF shares trade on the NYSE Arca under the ticker symbol “GDX”.
•	The trust’s SEC CIK Number is 0001137360.
•	The inception date for purposes of the ETF shares was May 16, 2006.
•	The ETF shares are issued or redeemed only in creation units of 50,000 shares.

Effective September 1, 2021, the trust changed its name from VanEck Vectors® ETF Trust to VanEck ETF Trust. In addition, effective September 1, 2021, the name of the ETF changed from the VanEck Vectors® Gold Miners ETF to the VanEck Gold Miners ETF.

We obtained the following fee information from the trust’s publicly available information without independent verification. Van Eck is entitled to receive a monthly management fee from the ETF based on a percentage of the ETF’s average daily net assets at an annual rate of 0.50%. As of April 30, 2022, the ETF’s net expense ratio was 0.51% per annum. Until at least May 1, 2023, Van Eck has agreed to waive fees and/or pay ETF expenses to the extent necessary to prevent the operating expenses of the ETF (excluding acquired fund fees and expenses, interest expense, trading expenses, taxes and extraordinary expenses) from exceeding 0.53% of its average daily net assets per year.

For additional information regarding the ETF, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended December 31, 2022) and other information the trust files with the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at sec.gov. Additional information regarding the ETF (including the top ten holdings and weights, sector weights and country weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the VanEck Gold Miners ETF website at vaneck.com/etf/equity/gdx/overview/. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Investment Objective and Strategy

The ETF seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the index. The ETF, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the index by investing in a portfolio of securities that generally replicates the index. The ETF normally invests at least 80% of its total assets in securities that comprise the index. The ETF’s 80% investment policy is non-fundamental, which means that the ETF’s investment policy may be changed without shareholder approval upon 60 days’ prior written notice to shareholders. In addition, the ETF may invest in securities not included in the index, money market instruments, including repurchase agreements or other funds which invest exclusively in money market instruments, convertible securities, structured notes (notes on which the amount of principal repayment and interest payments are based on the movement of one or more specified factors, such as the movement of a particular stock or stock index) and/or certain derivatives, which Van Eck believes will help the ETF track the index. The ETF may invest in master limited partnerships (“MLPs”) to the extent they are included in the index. MLPs are limited partnerships that are operated under the supervision of one or more managing general partners. The ownership interests/common units of an MLP are listed and publicly traded on securities exchanges or in the over-the-counter market. Depositary receipts not included in the index may be used by the ETF in seeking performance that corresponds to the index and in managing cash flows, and may count towards compliance with the ETF’s 80% policy. The ETF may also invest, to the extent permitted by the Investment Company Act of 1940, in other affiliated and unaffiliated funds, such as open-end and closed-end management investment companies, including other ETFs. The ETF does not invest in money market instruments as part of a temporary defensive strategy to protect against potential stock market declines.

Notwithstanding the ETF’s investment objective, the return on your securities will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Correlation

Although Van Eck intends to track the performance of the index as closely as possible, the ETF’s return may not match or achieve a high degree of correlation with the return of the index due to expenses and transaction costs incurred in adjusting the portfolio. When the index is rebalanced and the ETF in turn rebalances its portfolio to attempt to increase the correlation between the ETF’s portfolio and the index, any transaction costs and market exposure arising from such portfolio rebalancing may be borne directly by the ETF and its shareholders. In addition, it is possible that the ETF may not always fully replicate the performance of the index as a result of not investing in certain securities included in the index, or not investing in them in the exact proportions in which they are represented in the index due to unavailability of certain index securities in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted). The ETF’s performance may also deviate from the return of the index due to legal restrictions or limitations imposed by the governments of certain countries, certain listing standards of the ETF’s listing exchange, a lack of liquidity on stock exchanges in which such securities trade, potential adverse tax consequences or other regulatory reasons (such as diversification requirements). The ETF may value certain of its investments and/or other assets based on fair value prices. To the extent the ETF calculates its net asset value based on fair value prices and the value of the index is based on securities’ closing prices on local foreign markets (i.e., the value of the index is not based on fair value prices), the ETF’s ability to track the index may be adversely affected. In addition, any issues the ETF encounters with regard to currency convertibility (including the cost of borrowing funds, if any) and repatriation may also increase the index tracking risk. For tax efficiency purposes, the ETF may sell certain securities, and such sale may cause the ETF to realize a loss and deviate from the performance of the index. In light of the factors discussed above, the ETF’s return may deviate significantly from the return of the index. Changes to the composition of the index in connection with a rebalancing or reconstitution of the index may cause the ETF to experience increased volatility, during which time the ETF’s index tracking risk may be heightened.

Industry Concentration Policy

The ETF will concentrate its investments in a particular sector or sectors or industry or group of industries to the extent that the index concentrates in a particular sector or sectors or industry or group of industries.

NYSE® Arca Gold Miners Index®

The NYSE Arca Gold Miners Index® (“index”) is a rules-based index designed to measure the performance of highly capitalized companies in the gold mining industry. The index is a modified market capitalization index but is not adjusted for free float, i.e., issued and outstanding shares of a company not closely held by company management or insiders (generally speaking, ownership positions that are greater than 10% of outstanding shares are considered to be closely held, meaning these shares are considered to be a long-term investment and are not expected to trade often enough to be considered part of the pool of shares readily available to investors). The index is calculated in U.S. dollars on a net total return basis. ICE Data Indices, LLC (“IDI”) is the index sponsor and the index administrator. The index was launched on September 23, 2013 and has a base date of September 20, 2013 and a base level of 779.30. Additional information about the index is available on the following website: theice.com/market-data/indices/equity-indices/ucits. We are not incorporating by reference the website or any material it includes in this prospectus supplement.

Index Universe and Selection Principle

Index Universe

Development and maintenance of the component universe for the index is undertaken by IDI. The universe is composed of all listed equity securities that are determined by the IDI to be representative of the gold mining industry. This determination is completed using publically available information on individual security issuers as well as the industry. Also instrumental in this determination is IDI employees’ expertise concerning index design and development and their knowledge surrounding index use and stakeholder feedback. IDI may change the composition of the universe at any time to reflect the conditions of the gold mining industry and to ensure that the pool of component securities continues to represent the gold mining industry, in accordance with the index requirements.

The index include common stocks, ADRs, or GDRs of selected companies involved in the mining for gold and silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. This specifically includes those companies classified as being cross-listed, as an example those miners with both U.S. (NYSE, NYSE American, Nasdaq) and Canadian (TSX) listings. The criteria of being “electronically quoted” can be assumed to be met if the real-time market quotations and trades for securities listed on a particular exchange are available via the data feeds of the major market data vendors.

The index administrator has chosen not to specify the exact exchanges whose securities are eligible for inclusion in the index, but generally the exchanges in most developed markets and major emerging markets are regarded as appropriate. The index administrator uses its discretion to avoid those exchanges and markets that are considered “frontier” in nature or alternatively, have major restrictions to foreign ownership or investability.

The universe specifically includes those companies that derive at least 50% of their revenues from gold mining and related activities. There will be a 10% buffer built in so that companies already existing in the index will only be removed from the universe and index in the next review if their gold mining revenues fall below the 40% level.

In addition, both streaming companies and royalty companies are eligible for inclusion in the index. At the discretion of the index administrator, companies that have not yet commenced production are also eligible for inclusion in the index, provided they do have tangible revenues that are related to either the mining of gold or silver ore. In addition, there are no restrictions imposed on the universe in how much a particular company has hedged in gold or silver production via futures, options, or forward contracts.

It should be noted that the index will maintain an exposure to companies with a significant revenue exposure to silver mining in addition to gold mining. This can be defined as those companies (“silver-tilted” companies) that either:

1.Have a revenue exposure to silver mining that is greater than 50% or,

2.Have a greater revenue exposure to silver mining than gold mining and have a combined gold/silver mining revenue exposure of greater than 50%

The index administrator will ensure, solely through the company selections in the index rebalances, that the percentage of the index weight that will consist of these “silver-tilted” companies will not exceed 20%.

Selection of Constituents

The index constituents are selected among the companies included in the universe that meet all of the following criteria. A buffer will be enforced for companies already in the index, as outlined below:

1.Market capitalization is greater than $750 million (not adjusted for free float)

a.	For companies already in the index, the market capitalization requirement will be $450 million

2.Average daily volume of at least 50,000 shares over the past three months

a.	For companies already in the index, the average daily volume requirement will be at least 30,000 shares over the past three months

3.Average daily value traded of at least $1 million over the past three months

a.	For companies already in the index, the average daily value traded requirement will be at least $600,000 over the past three months

For reasons of practicality, the index administrator has the discretion to not include all companies that meet the minimum levels for inclusion. These include, but are not limited to, pending corporate actions, litigation or geo-political events that may affect a given stock. In addition, the index administrator has the discretion to include companies that do not meet the minimum levels for inclusion, if it determines that by doing so it maintains the quality and/or character of the index.

Removal of Constituents

Components will be removed from the index during the quarterly review if they either fail on Criteria 1 below, or, alternatively fail on both Criteria 2 and 3 below:

1.The market capitalization is lower than $450 million

2.The average daily volume for the past three months is lower than 30,000 shares

3.the average daily value traded for the past three months is lower than $600,000

Selected Line

Only one listing is permitted per company and the listing representing the company’s ordinary shares is generally used. If an ADR, GDR, or U.S. cross-listing is available for a given stock and it satisfies the minimum liquidity requirements, that ADR, GDR, or U.S. cross-listing will be used instead of the locally listed ordinary share. This logic will be followed even in the cases where the stock’s local listing has a greater liquidity than the ADR, GDR, or U.S. cross-listing.

If multiple share classes are available for a particular listing line, the shares outstanding for each class will be added up and attributed to the most liquid class. There is no rules-based consideration of the amount of free float shares available for each company. Instead, the index administrator evaluates, on a discretionary basis, the amount of free float shares available to the public while performing its review of the universe. If the index administrator concludes that the amount of free float shares of a company is too low, it could decide to exclude such company from the universe.

Periodical Update of Weighting

Determining Constituent Weightings at Quarterly Index Rebalances

The index is weighted based on the market capitalization of each of the component stocks, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the index as described above. The information utilized in this modification process will be taken from the close of trading on the second Friday of the rebalance month:

1.The weight of any single component stock may not account for more than 20% of the total value of the index;

2.The component stocks are split into two subgroups – (1) large and (2) small, ranked by their unadjusted market capitalization weight in the index. Large stocks are defined as having a starting index weight greater than or equal to 5%. Small stocks are defined as having a starting index weight below 5%;

3.The final aggregate weight of those component stocks which individually represent more than 4.5% of the total value of the index may not account for more than 45% of the total index value.

Adjustment Process

1.

Diversification Rule 1: If any component stock exceeds 20% of the total value of the index, then all stocks with weights greater than 20% of the index are reduced to represent 20% of the value of the index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated.

If there is no component stock over 20% of the total value of the index to start, then Diversification Rule 1 is not executed.

2.

Diversification Rule 2: The components are sorted into two groups – (1) large components, with a starting index weight of 5% or greater, and (2) small components, with a weight of under 5% (after any adjustments for Diversification Rule 1).

If there are no components that classify as large components after Diversification Rule 1 is run, then Diversification Rule 2 is not executed. Alternatively, if the starting aggregate weight of the large components after Diversification Rule 1 is run is not greater than 45% of the starting index weight, then Diversification Rule 2 is not executed.

If Diversification Rule 2 is indeed executed, then the (1) large group and (2) small group will represent 45% and 55%, respectively, of the final index weight. This will be adjusted through the following process:

a.

The weight of each of the large stocks will be scaled down proportionately (with a floor of 5%) so that the aggregate weight of the large components will be reduced to represent 45% of the index. If any large component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 5% and the components with weights greater than 5% will be reduced proportionately.

b.

The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any small component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 4.5%. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Calculation of the Index

The ETF tracks the net total return version of the NYSE Arca Gold Miners Index® (current Bloomberg symbol : “GDMNTR”). A net total return index measures the period to period change in the value of its components due to changes in the valuation (price in U.S. dollars) of those components plus (by means of an adjustment to the divisor) any income produced by those components net of dividend withholding taxes. As the index level is expressed in U.S. dollars, the index converts non-U.S. currencies into U.S. dollars using currency exchange rates.

The current index level is calculated by dividing the current modified index market capitalization by the index divisor. The divisor was determined off of the initial capitalization base of the index and the base level. The divisor is updated as a result of dividends going ex-dividend on the calculation date and as a result of corporate actions and composition changes.

Notwithstanding that the ETF tracks the performance of the net total return version of the index, the return on your securities will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

The closing level is the last level disseminated on the trading day and uses the official close prices from the primary listing market for each constituent. For constituents that have non-traded, halted or suspended status, or have not opened for the current day, the previous day’s reference prices (primary exchange official closes) or estimated prices (for IPOs, buyouts and swap offers) are used instead. The currency rate that will be utilized in the calculation of the closing level is the current day’s London 4:00 PM WM/Reuters Spot FX rate, or if not available, the prior day’s relevant London 4:00 PM WM/Reuters Spot FX rate. In the case of exceptional market conditions, the index administrator reserves the right to utilize other prices in the calculation of the official closing level.

The Consolidated Tape (CTS/UDTF) is the primary market data source for U.S. equity real-time and closing prices. Thomson Reuters and the ICE Data Services Consolidated Feed are the primary market data sources utilized for retrieving real-time and closing prices for international (ex-U.S.) equities and real-time spot currencies, all for use in index calculations. Closing spot currencies utilized for constituent conversion or index level conversion are sourced from WM/Reuters Spot FX fixings, specifically the 4 PM London fixing. The index utilizes tax withholding rates commonly released by various global accounting firms. The location/perspective for all tax withholding rates is that of Luxembourg. Additional sources of data less commonly used include market data vendors, company announcements, exchange announcements and other official sources.

The index administrator retains the right to delay the publication of the opening level of the index. Furthermore, the index administrator retains the right to suspend the publication of the level of the index if it believes that circumstances prevent the proper calculation of the index.

If index constituent prices are cancelled, the index will not be recalculated unless the index administrator decides otherwise.

Reasonable efforts are made to ensure the correctness and validity of data used in real-time index calculations. If incorrect price or corporate action data affects index daily closing values, they are corrected retroactively as soon as possible and all revisions are communicated out to the public and market data vendors.

Changes to the Index

Inclusion of New Constituents

The inclusion of new companies in the index will typically only occur during the quarterly reconstitutions or rebalances, although there could be exceptions based on a specific corporate action affecting a current constituent. The inclusion of the new company at the quarterly rebalances/reconstitutions will be announced at least six trading days before the effective date of the actual inclusion. For example, for the rebalance effective for March 19, 2018, the announcement occurred after the close on March 9, 2018.

Removal of Constituent

Components would be removed from the index as a result of periodic corporate actions as well as the result of the quarterly rebalances/reconstitutions. All removals in the quarterly rebalances/reconstitutions will be announced at least six trading days before the effective date of the removal. It should be noted that in the case of mergers and acquisitions, every effort will be made to remove the company at some reasonable time ahead of the suspension in trading in the acquired company. There will be certain situations and corporate actions that would require the removal of a company that has already ceased trading. In those cases, the company will be removed from the index at its last traded price, or, at the discretion of the index administrator, at a derived price that most accurately represents its post-suspension value. There will be certain situations and corporate actions that would require a removal of a company with less than six trading days of notice. In those cases, the removal would be announced no later than 15:00 ET on the trading day preceding the effective date of the removal.

Corporate Actions

In case of an event that could affect one or more constituents, the index administrator will inform the market about the intended treatment of the event in the index shortly after the firm details have become available and have been confirmed. When possible, the corporate action will be announced, even if not all information is known, at least one trading day before the effective date of the action. Once the corporate action has been effectuated, the index administrator will confirm the changes in a separate announcement.

The following chart summarizes how the index sponsor will treat various corporate actions.

Corporate Action	Any changes?

Stock split	Price change	Shares change
Stock dividend	Price change	Shares change
Special cash	Price change	N/A
Regular dividends	Price Change	N/A
Equity offering	N/A
New listing	N/A
Delisting	Deletion	N/A
Spin off	Price change	N/A
Rights offering	Price change	Shares change

Rule Changes

Going forward, barring exceptional circumstances, the index administrator shall announce proposed rules changes to stakeholders prior to them being implemented. Stakeholders shall also be notified of when the changes shall take effect.

Index Reviews

IDI shall undertake regular reviews of the index, the methodology and the market which it represents to ensure it continues to meet the index objective, in accordance with IDI’s policies and procedures. Should changes to the index be required or proposed, this will be communicated to stakeholders in accordance with IDI’s policies and procedures.

Quarterly Reconstitution/Rebalance: Publication of Results

The new composition of the index, including the companies to be a part of the index and their corresponding new index shares, will be announced at least six trading days before the effective date.

Governance

Index Sponsor and Administrator

IDI is responsible for the day-to-day management of the index, including retaining primary responsibility for all aspects of the index determination process, including implementing appropriate governance and oversight, as required under the International Organization of Securities Commission’s Principles for Financial Benchmarks (the IOSCO Principles). The governance committee is responsible for helping to ensure IDI’s overall compliance with the IOSCO Principles, by performing the oversight function which includes overseeing the index development, design, issuance and operation of the index, as well as reviewing the control framework. IDI is also responsible for decisions regarding the interpretation of these rules and the governance committee is responsible for reviewing all rule book modifications and index constituent changes with respect to the index to ensure that they are made objectively, without bias, and in accordance with applicable law and regulation and IDI’s policies and procedures. Consequently, all IDI’s and the governance committee discussions and decisions are confidential until released to the public.

Cases Not Covered In Rules

In cases which are not expressly covered in the index methodology, operational adjustments will take place along the lines of the aim of the index. Operational adjustments may also take place if, in the opinion of the index administrator, it is desirable to do so to maintain a fair and orderly market in derivatives on this index and/or this is in the best interests of the investors in products based on the index and/or the proper functioning of the markets.

Any such modifications described under this section or exercise of expert judgment will also be governed by any applicable policies, procedures and guidelines in place by IDI at such time.

Rule Book Changes

The governance committee reviews all rule book modifications and index changes to ensure that they are made objectively, without bias and in accordance with applicable law and regulation and IDI’s policies and procedures. These rules may be supplemented, amended in whole or in part, revised or withdrawn at any time in accordance with applicable law and regulation and IDI applicable policies and procedures. Supplements, amendments, revisions and withdrawals may also lead to changes in the way the index is compiled or calculated or affect the index in another way.

Limitation of the Index

The index may be subject to potential limitations, such as a decline in the pool of available eligible securities due to advancements in technology, shifts in demographic spending or the economy, changes in regulation or accounting rules, consolidation in certain sectors or industries, or other factors. Other limitations may include the ability of the index to operate in illiquid or fragmented markets.

By design, the index is focused on the gold mining industry, and to a lesser extent, the silver mining industry. As the underlying markets transform due to consolidation and technology transformation, the companies included in the index will adjust and change accordingly.

IDI seeks to manage and mitigate these limitations through the index design, review and oversight process.

Historical Closing Prices of the Underliers

The closing prices of the underliers have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underliers have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of any underlier during the period shown below is not an indication that such underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical closing prices of an underlier as an indication of the future performance of an underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of any underlier or the underlier stocks will result in you receiving any contingent coupon payments or receiving the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underliers. Before investing in the offered securities, you should consult publicly available information to determine the relevant underlier prices between the date of this prospectus supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underliers. The actual performance of an underlier over the life of the offered securities, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.

The graphs below show the daily historical closing prices of each underlier from January 1, 2017 through May 31, 2022. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and commodities and, as a result, the price of most equity ETFs and most commodity ETFs. We obtained the prices in the graphs below from Bloomberg Financial Services, without independent verification.

Historical Performance of the iShares® Silver Trust

Historical Performance of the VanEck Gold Miners ETF

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

●	a dealer in securities or currencies;
●	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
●	a bank;
●	a life insurance company;
●	a tax exempt organization;
●	a partnership;
●	a regulated investment company;
●	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
●	a person that owns a security as a hedge or that is hedged against interest rate risks;
●	a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
●	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your securities and you are:

●	a citizen or resident of the United States;
●	a domestic corporation;
●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. By purchasing the securities you agree— in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as income-bearing pre-paid derivative contracts in respect of the underliers. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.

Coupon payments that you receive should be included in ordinary income at the time you receive the payment or when the payment accrues, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding any amounts attributable to accrued and unpaid coupon payments, which will be taxable as described above) and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.

It is possible that the Internal Revenue Service could assert that your securities should generally be characterized as described above, except that (1) the gain you recognize upon the sale, exchange, redemption or maturity of your securities should be treated as ordinary income or (2) you should not include the coupon payments in income as you receive them but instead you should reduce your basis in your securities by the amount of coupon payments that you receive. It is also possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you different from those described above.

It is also possible that the Internal Revenue Service could assert that your securities should be treated as giving rise to “collectibles” gain or loss if you have held your securities for more than one year, although we do not think such a treatment would be appropriate in this case because a sale or exchange of the securities is not a sale or exchange of a collectible but is rather a sale or exchange of a derivative contract that reflects (through the iShares® Silver Trust) the value of collectibles. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

It is also possible that the Internal Revenue Service could seek to characterize your securities as notional principal contracts.  It is also possible that the coupon payments would not be treated as either ordinary income or interest for U.S. federal income tax purposes, but instead would be treated in some other manner.

You should consult your tax advisor as to possible alternative characterizations of your securities  for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of instruments such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:

●	a nonresident alien individual;
●	a foreign corporation; or
●	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

Because the U.S. federal income tax treatment (including the applicability of withholding) of the coupon payments on the securities is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a non-United States holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the coupon payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate non-United States holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisor in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underliers during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any coupon payment or the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2023, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017.  In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations).  We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules.  In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required.  You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Under current law, while the matter is not entirely clear, individual non-United States holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the securities.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the securities are acquired by or on behalf of a Plan unless those securities are acquired and held pursuant to an available exemption. In general, available exemptions include: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90‑1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the securities, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the securities, (b) none of the purchase, holding or disposition of the securities or the exercise of any rights related to the securities will result in a nonexempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the securities, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the securities, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the securities.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a government plan, an IRA or a Keogh plan) and propose to invest in the securities, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered securities specified on the front cover of this prospectus supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this prospectus supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive the underwriting discount of 2.125% of the aggregate face amount of the securities sold ($21.25 per $1,000 face amount of securities). The agent may resell the securities to Wells Fargo Advisors (“WFA”) at the original issue price of the securities less a concession of 1.50% of the aggregate face amount of the securities ($15.00 per $1,000 face amount of securities). In addition to the selling concession received by WFA, WFS advises that WFA will also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a security WFA sells ($0.75 per $1,000 face amount of securities). In addition, in respect of certain securities sold in this offering, GS&Co. may pay a fee of up to 0.10% of the aggregate face amount of the securities sold (up to $1.00 per $1,000 face amount of securities) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.  Please note that the information about the issue date and issue price set forth on the cover of this prospectus supplement relate only to the initial distribution.

For information related to hedging activities, see “Additional Risk Factors Specific To Your Securities — Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities.”

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the offered securities in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $10,000. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

We will deliver the securities against payment therefor in New York, New York on June 3, 2022. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. and WFS that they intend to make a market in the securities. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a)the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)	a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129; and
(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

The securities may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or
(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA;

(iii)	or not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and
(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp. or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

The securities will not be listed on any securities exchange or interdealer quotation system.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

VALIDITY OF THE SECURITIES AND GUARANTEE

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this prospectus supplement have been executed and issued by GS Finance Corp., such securities have been authenticated by the trustee pursuant to the indenture, and such securities have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such securities will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated February 23, 2021, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on February 23, 2021.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying product summary supplement, the accompanying underlier supplement no. 27, the accompanying prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying product summary supplement, the accompanying underlier supplement no. 27, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying product summary supplement, the accompanying underlier supplement no. 27, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

TABLE OF CONTENTS
Prospectus Supplement

Page
Terms and Conditions	S-3
Default Amount on Acceleration	S-10
Hypothetical Examples	S-13
Additional Risk Factors Specific to Your Securities	S-20
The Underliers	S-36
Supplemental Discussion of U.S. Federal Income Tax Consequences	S-48
Employee Retirement Income Security Act	S-52
Supplemental Plan of Distribution	S-53
Conflicts of Interest	S-54
Validity of the Securities and Guarantee	S-55

Product Summary Supplement dated November 29, 2021
Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying	S-2
Which investments are right for you?	S-9
General risks and investment considerations	S-10

Prospectus Supplement dated March 22, 2021
Use of Proceeds	S-2
Description of Notes We May Offer	S-3
Considerations Relating to Indexed Notes	S-11
United States Taxation	S-14
Employee Retirement Income Security Act	S-15
Supplemental Plan of Distribution	S-16
Validity of the Notes and Guarantees	S-18

Prospectus dated March 22, 2021
Available Information	2
Prospectus Summary	4
Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements	8
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	70
Description of Units We May Offer	88
GS Finance Corp.	93
Legal Ownership and Book-Entry Issuance	95
Considerations Relating to Indexed Securities	104
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	105
United States Taxation	108
Plan of Distribution	126
Conflicts of Interest	129
Employee Retirement Income Security Act	130
Validity of the Securities and Guarantees	131
Independent Registered Public Accounting Firm	132
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	132

$558,000

GS Finance Corp.

Market Linked Securities— Autocallable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck Gold Miners ETF due May 30, 2025

guaranteed by

The Goldman Sachs Group, Inc.

Goldman Sachs & Co. LLC

Wells Fargo Securities